UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

ANNUAL REPORT PURSUANT TO REGULATION A

For the fiscal year ended:

December 31, 2020

RSE COLLECTION, LLC
(Exact name of issuer as specified in its charter)

Delaware	37-1835270
State of other jurisdiction of incorporation or Organization	(I.R.S. Employer Identification No.)

250 LAFAYETTE STREET, 2nd FLOOR, NEW YORK, NY 10012

(Full mailing address of principal executive offices)

(347) 952-8058
(Issuer’s telephone number, including area code)

www.rallyrd.com
(Issuer’s website)

Series #69BM1 membership interests; Series #85FT1 membership interests; Series #88LJ1 membership interests; Series #55PS1 membership interests; Series #95BL1 membership interests; Series #89PS1 membership interests;  Series #90FM1 membership interests;  Series #83FB1 membership interests;  Series #98DV1 membership interests;  Series #93XJ1 membership interests;  Series #06FS1 membership interests;  Series #02AX1 membership interests;  Series #99LE1 membership interests;  Series #91MV1 membership interests;  Series #92LD1 membership interests;  Series #94DV1 membership interests;  Series #00FM1 membership interests;  Series #72MC1 membership interests;  Series #06FG1 membership interests;  Series #11BM1 membership interests;  Series #80LC1 membership interests;  Series #02BZ1 membership interests;  Series #88BM1 membership interests;  Series #63CC1 membership interests;  Series #76PT1 membership interests;  Series #75RA1 membership interests;  Series #65AG1 membership interests;  Series #93FS1 membership interests;  Series #61JE1 membership interests;  Series #90MM1 membership interests;  Series #65FM1 membership interests;  Series #88PT1 membership interests;  Series #94LD1 membership interests;  Series #99SS1 membership interests;  Series #94FS1 membership interests;  Series #61MG1 membership interests;  Series #92CC1 membership interests;  Series #89FT1 membership interests;  Series #80PN1 membership interests;  Series #89FG2 membership interests;  Series #88LL1 membership interests; Series #03SS1 membership interests

(Securities issued pursuant to Regulation A)

TABLE OF CONTENTS

MASTER SERIES TABLE3

ITEM 1. DESCRIPTION OF BUSINESS11

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION14

ITEM 3. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES28

ITEM 4. SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS32

ITEM 5. RELATED PARTY TRANSACTIONS33

ITEM 6. OTHER SIGNIFICANT INFORMATION34

ITEM 7.  FINANCIAL STATEMENTS FOR THE FISCAL YEARS ENDED DECEMBER 31, 2020 AND 2019F-1

EXHIBIT INDEXIII-1

In this Annual Report, references to “we,” “us,” “our,” “RSE Collection,” or the “Company” mean RSE Collection, LLC, a Delaware series limited liability company formed on August 24, 2016.

THIS ANNUAL REPORT MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

MASTER SERIES TABLE

The master series table below, referred to at times as the “Master Series Table,” shows key information related to each series. This information will be referenced in the following sections when referring to the Master Series Table.

Series	Qualification Date	Underlying Asset	Agreement Type	Status	Opening Date (1)	Closing Date (1)	Offering Price per Interest	Minimum / Maximum Membership Interests (2)	Minimum / Maximum Offering Size	Sourcing Fee	Trading Window (6)
#77LE1	(5)	1977 Lotus Esprit S1	Upfront Purchase	Closed	11/17/2016	4/13/2017	$38.85	2,000	$77,700 (3)	$3,443	4/8/2021
#69BM1	8/10/2017	1969 Ford Mustang Boss 302	Upfront Purchase	Closed	11/20/2017	2/7/2018	$57.50	2,000	$115,000 (3)	$2,986	3/25/2021
#85FT1	9/14/2017	1985 Ferrari Testarossa	Upfront Purchase	Closed	11/23/2017	2/15/2018	$82.50	2,000	$165,000 (3)	($17,859)	3/18/2021
#88LJ1	9/14/2017	1988 Lamborghini Jalpa	Upfront Purchase	Closed	2/9/2018	4/12/2018	$67.50	2,000	$135,000 (3)	$578	3/30/2021
#55PS1	9/14/2017	1955 Porsche 356 Speedster	Purchase Option Agreement	Closed	4/2/2018	6/6/2018	$212.50	2,000	$425,000 (3)	($3,357)	3/2/2021
#95BL1	5/24/2018	1995 BMW E36 M3 Lightweight	Upfront Purchase	Closed	6/1/2018	7/12/2018	$59.25	2,000	$118,500 (3)	($444)	3/4/2021
#89PS1	7/20/2018	1989 Porsche 911 Speedster	Purchase Agreement	Closed	7/23/2018	7/31/2018	$82.50	2,000	$165,000 (3)	$1,771	4/8/2021
#90FM1	7/20/2018	1990 Ford Mustang 7Up Edition	Purchase Agreement	Closed	7/24/2018	7/31/2018	$8.25	2,000	$16,500 (3)	$464	2/9/2021
#83FB1	3/29/2018	1983 Ferrari 512 BBi	Purchase Option Agreement	Closed	7/23/2018	9/5/2018	$70.00	5,000	$350,000 (3)	$9,162	4/29/2021
#98DV1	9/17/2018	1998 Dodge Viper GTS-R	Upfront Purchase	Closed	9/27/2018	10/10/2018	$65.00	2,000	$130,000 (3)	$2,314	3/25/2021
#06FS1	9/17/2018	2006 Ferrari F430 Spider "Manual"	Purchase Option Agreement	Sold -$227,500 Acquisition Offer Accepted on 05/10/2019	10/12/2018	10/19/2018	$39.80	5,000	$199,000	($8,327)	5/23/2019
#93XJ1	3/29/2018	1993 Jaguar XJ220	Purchase Option Agreement	Closed	8/22/2018	11/6/2018	$99.00	5,000	$495,000 (3)	($7,373)	4/1/2021
#02AX1	11/16/2018	2002 Acura NSX-T	Upfront Purchase	Closed	11/16/2018	11/30/2018	$54.00	2,000	$108,000 (3)	$1,944	2/25/2021

Series	Qualification Date	Underlying Asset	Agreement Type	Status	Opening Date (1)	Closing Date (1)	Offering Price per Interest	Minimum / Maximum Membership Interests (2)	Minimum / Maximum Offering Size	Sourcing Fee	Trading Window (6)
#99LE1	11/16/2018	1999 Lotus Esprit Sport 350	Upfront Purchase	Closed	11/23/2018	12/4/2018	$34.75	2,000	$69,500 (3)	$1,770	4/6/2021
#91MV1	11/16/2018	1991 Mitsubishi 3000GT VR4	Upfront Purchase	Closed	11/28/2018	12/7/2018	$19.00	2,000	$38,000 (3)	$600	4/6/2021
#92LD1	11/16/2018	1992 Lancia Delta Integrale Evo "Martini 5"	Upfront Purchase	Closed	12/7/2018	12/26/2018	$55.00	3,000	$165,000 (3)	$2,219	2/16/2021
#94DV1	11/16/2018	1994 Dodge Viper RT/10	Purchase Option Agreement	Closed	12/11/2018	12/26/2018	$28.75	2,000	$57,500 (3)	$1,841	3/11/2021
#00FM1	12/6/2018	2000 Ford Mustang Cobra R	Upfront Purchase	Sold -$60,000 Acquisition Offer Accepted on 04/15/2019	12/21/2018	1/4/2019	$24.75	2,000	$49,500	$965	4/24/2019
#72MC1	12/6/2018	1972 Mazda Cosmo Sport Series II	Purchase Agreement	Closed	12/28/2018	1/4/2019	$62.25	2,000	$124,500 (3)	$2,474	2/23/2021
#06FG1	12/6/2018	2006 Ford GT	Purchase Agreement	Closed	12/14/2018	1/8/2019	$64.00	5,000	$320,000 (3)	$3,198	4/15/2021
#11BM1	12/6/2018	2011 BMW 1M	Purchase Option Agreement	Closed	1/8/2019	1/25/2019	$42.00	2,000	$84,000 (3)	$517	3/11/2021
#80LC1	9/17/2018	1980 Lamborghini Countach LP400 S Turbo	Purchase Agreement	Closed	1/17/2019	2/8/2019	$127.00	5,000	$635,000 (3)	$9,216	2/16/2021
#02BZ1	12/6/2018	2002 BMW Z8	Purchase Agreement	Closed	1/6/2019	2/8/2019	$65.00	3,000	$195,000 (3)	$2,620	3/25/2021
#88BM1	12/6/2018	1988 BMW E30 M3	Upfront Purchase	Closed	1/11/2019	2/25/2019	$47.00	3,000	$141,000 (3)	$226	4/29/2021
#63CC1	3/6/2019	1963 Chevrolet Corvette Split Window	Upfront Purchase	Closed	3/8/2019	3/18/2019	$63.00	2,000	$126,000 (3)	$1,553	4/22/2021
#76PT1	3/6/2019	1976 Porsche 911 Turbo Carrera	Upfront Purchase	Closed	3/15/2019	3/22/2019	$63.30	3,000	$189,900 (3)	$1,793	4/8/2021

Series	Qualification Date	Underlying Asset	Agreement Type	Status	Opening Date (1)	Closing Date (1)	Offering Price per Interest	Minimum / Maximum Membership Interests (2)	Minimum / Maximum Offering Size	Sourcing Fee	Trading Window (6)
#75RA1	3/6/2019	1975 Renault Alpine A110 1300	Purchase Agreement	Closed	3/29/2019	4/9/2019	$28.00	3,000	$84,000 (3)	$3,732	3/18/2021
#65AG1	3/6/2019	1965 Alfa Romeo Giulia Sprint Speciale	Upfront Purchase	Closed	4/5/2019	4/16/2019	$89.25	2,000	$178,500 (3)	$1,903	2/25/2021
#93FS1	3/6/2019	1993 Ferrari 348TS Serie Speciale	Purchase Option Agreement	Closed	4/12/2019	4/22/2019	$68.75	2,000	$137,500 (3)	$1,272	3/30/2021
2003 Porsche 911 GT2					Cancelled / Underlying Asset Sold Pre-Offering
#61JE1	3/6/2019	1961 Jaguar E-Type	Upfront Purchase	Closed	4/19/2019	4/26/2019	$82.00	3,000	$246,000 (3)	$3,858	4/6/2021
#90MM1	3/6/2019	1990 Mazda Miata MX-5	Purchase Option Agreement	Closed	4/17/2019	4/26/2019	$5.32	5,000	$26,600 (3)	$918	4/1/2021
#65FM1	3/6/2019	1965 Ford Mustang 2+2 Fastback	Purchase Agreement	Closed	5/3/2019	7/18/2019	$41.25	2,000	$82,500 (3)	$1,966	2/11/2021
#88PT1	11/16/2018	1988 Porsche 944 Turbo S	Purchase Option Agreement	Closed	5/10/2019	7/18/2019	$30.00	2,200	$66,000 (3)	($2,214)	3/30/2021
#94LD1	12/6/2018	1994 Lamborghini Diablo SE30 Jota	Purchase Agreement	Closed	7/12/2019	8/6/2019	$119.50	5,000	$597,500 (3)	$11,251	4/15/2021
#99SS1	8/9/2019	1999 Shelby Series 1	Upfront Purchase	Closed	9/4/2019	9/11/2019	$137.50	1,000	$137,500 (3)	$1,815	4/1/2021
#94FS1	8/9/2019	1994 Ferrari 348 Spider	Purchase Agreement	Closed	9/12/2019	9/17/2019	$72.50	2,000	$145,000 (3)	$669	4/22/2021
#61MG1	3/6/2019	1961 Maserati 3500GT	Purchase Agreement	Closed	9/20/2019	9/30/2019	$68.00	5,000	$340,000 (3)	$4,613	2/9/2021
#92CC1	8/9/2019	1992 Chevrolet Corvette ZR1	Purchase Option Agreement	Closed	9/27/2019	10/2/2019	$26.25	2,000	$52,500 (3)	$2,875	4/8/2021
#89FT1	8/9/2019	1989 Ferrari Testarossa	Purchase Option Agreement	Closed	10/4/2019	10/11/2019	$45.00	4,000	$180,000 (3)	($400)	3/16/2021
#80PN1	10/23/2019	1980 Porsche 928	Upfront Purchase	Closed	11/1/2019	11/6/2019	$9.60	5,000	$48,000 (3)	($4,030)	3/9/2021

Series	Qualification Date	Underlying Asset	Agreement Type	Status	Opening Date (1)	Closing Date (1)	Offering Price per Interest	Minimum / Maximum Membership Interests (2)	Minimum / Maximum Offering Size	Sourcing Fee	Trading Window (6)
#89FG2	10/23/2019	1989 Ferrari 328 GTS	Upfront Purchase	Closed	11/8/2019	11/14/2019	$75.00	1,700	$127,500 (3)	$1,719	3/23/2021
#88LL1	8/9/2019	1988 Lamborghini LM002	Purchase Option Agreement	Closed	11/18/2019	12/8/2019	$146.00	2,000	$292,000 (3)	$3,115	3/4/2021
1990 Mercedes 190E 2.5-16 Evo II					Cancelled / Underlying Asset Sold Pre-Offering
#03SS1	12/9/2019	2003 Saleen S7	Upfront Purchase	Sold -$420,000 Acquisition Offer Accepted on 09/27/2020	7/6/2020	9/22/2020	$125.00	3,000	$375,000	$29,638	10/1/2020
1972 Ferrari 365 GTC/4					Cancelled / Underlying Asset Sold Pre-Offering
#82AB1	11/16/2018	1982 Alpina B6 2.8	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$58.86	1,760 / 2,200	$103,600 / $129,500	$13,110
#12MM1	3/6/2019	2012 McLaren MP4-12C	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$62.50	1,600 / 2,000	$100,000 / $125,000	$5,794
#55MG1	8/9/2019	1955 Mercedes-Benz 300SL	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$1,250.00	800 / 1,000	$1,000,000 / $1,250,000	$16,325
#65PT1	8/9/2019	1965 Porsche 356 SC	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$67.50	1,600 / 2,000	$108,000 / $135,000	$8,838
#73FD1	8/9/2019	1973 Ferrari 246 Dino GTS	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$142.50	1,600 / 2,000	$228,000 / $285,000	$13,213
#76FG1	8/9/2019	1976 Ferrari 308 GTB	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$37.00	4,000 / 5,000	$148,000 / $185,000	$3,133
#89NG1	8/9/2019	1989 Nissan GT-R Skyline	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$26.67	2,400 / 3,000	$64,000 / $80,000	$3,900
#90FF1	8/9/2019	1990 Ferrari F40	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$410.00	2,400 / 3,000	$984,000 / $1,230,000	$65,175
#95BE1	8/9/2019	1995 Bugatti EB110	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$170.00	4,000 / 5,000	$680,000 / $850,000	$49,525
#67FG1	9/11/2019	1967 Ferrari 330 GTC	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$208.33	2,400 / 3,000	$500,000 / $625,000	$30,263

Series	Qualification Date	Underlying Asset	Agreement Type	Status	Opening Date (1)	Closing Date (1)	Offering Price per Interest	Minimum / Maximum Membership Interests (2)	Minimum / Maximum Offering Size	Sourcing Fee	Trading Window (6)
#67CC1	9/11/2019	1967 Chevrolet Corvette 427/435 L71	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$100.00	1,600 / 2,000	$160,000 / $200,000	$11,200
#91GS1	10/23/2019	1991 GMC Syclone	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$7.90	4,400 / 5,500	$34,760 / $43,450	$5,653
#67FS1	10/23/2019	1967 Ford Shelby GT500	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$48.75	3,200 / 4,000	$156,000 / $195,000	$17,788
#72PT1	10/23/2019	1972 Porsche 911S Targa	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$110.00	1,600 / 2,000	$176,000 / $220,000	$5,850
#08TR1	10/23/2019	2008 Tesla Signature 100 Roadster	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$20.00	4,000 / 5,000	$80,000 / $100,000	$17,950
#63PT1	10/23/2019	1963 Porsche 356 Super 90	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$70.00	1,760 / 2,200	$123,200 / $154,000	$12,250
#55MS1	10/23/2019	1955 Mercedes-Benz 190SL	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$97.50	1,760 / 2,200	$171,600 / $214,500	$6,288
#67MS1	10/23/2019	1967 Mercedes-Benz 250SL 5-Speed	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$80.00	1,600 / 2,000	$128,000 / $160,000	$12,900
#99FF1	10/23/2019	1999 Ferrari 355	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$62.50	1,760 / 2,200	$110,000 / $137,500	$6,763
#69PN1	10/23/2019	1969 Porsche 912	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$19.00	4,000 / 5,000	$76,000 / $95,000	$9,788
#90FT1	10/23/2019	1990 Ferrari Mondial t	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$41.25	1,600 / 2,000	$66,000 / $82,500	$5,256
#91JX1	12/9/2019	1991 Jaguar XJR-15	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$310.00	4,000 / 5,000	$1,240,000 / $1,550,000	$22,875
#87FF1	5/6/2020	1987 Ferrari 412	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$129.80	880 / 1,100	$114,224 / $142,780	$12,603
#72FG1	5/6/2020	1972 Ferrari 365 GTC/4	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$63.00	4,381 / 5,476	$276,000 / $345,000	$27,356

Series	Qualification Date	Underlying Asset	Agreement Type	Status	Opening Date (1)	Closing Date (1)	Offering Price per Interest	Minimum / Maximum Membership Interests (2)	Minimum / Maximum Offering Size	Sourcing Fee	Trading Window (6)
#99FG1	5/6/2020	1999 Ferrari 456M GT	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$66.25	1,760 / 2,200	$116,600 / $145,750	$5,815
#91DP1	5/6/2020	1991 DeTomaso Pantera Si	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$79.50	4,000 / 5,000	$318,000 / $397,500	$15,362
#89FG1	5/6/2020	1989 Ferrari 328 GTS	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$27.50	3,200 / 4,000	$88,000 / $110,000	$9,363
#66AV1	5/6/2020	1966 Aston Martin DB6 Vantage	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$161.67	2,400 / 3,000	$388,000 / $485,000	$21,413
#99LD1	5/6/2020	1999 Lamborghini VT Roadster	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$172.50	1,600 / 2,000	$276,000 / $345,000	$13,863
#64AD1	5/6/2020	1964 Aston Martin DB5	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$189.00	4,000 / 5,000	$756,000 / $945,000	$21,163
#95FM1	5/6/2020	1995 Ferrari 512 M	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$230.00	1,600 / 2,000	$368,000 / $460,000	$27,150
#61JC1	5/6/2020	1961 Jaguar E-Type FHC	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$65.00	2,400 / 3,000	$156,000 / $195,000	$11,288
#94BE1	5/6/2020	1994 EB110 SS Dauer SportWagen S	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$200.00	4,000 / 5,000	$800,000 / $1,000,000	$38,700
#79PT1	5/6/2020	1979 Porsche 930 Turbo	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$77.50	1,600 / 2,000	$124,000 / $155,000	$7,334
#68CC1	5/6/2020	1968 Chevrolet Corvette	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$67.50	1,600 / 2,000	$108,000 / $135,000	$11,763
#78MM1	5/6/2020	1978 Maserati Merak	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$97.50	800 / 1,000	$78,000 / $97,500	$4,994
#81DD1	5/6/2020	1981 DeLorean DMC-12	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$24.00	2,400 / 3,000	$57,600 / $72,000	$5,019
#98AX1	5/6/2020	1998 Acura NSX	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$110.00	800 / 1,000	$88,000 / $110,000	$7,363

Series	Qualification Date	Underlying Asset	Agreement Type	Status	Opening Date (1)	Closing Date (1)	Offering Price per Interest	Minimum / Maximum Membership Interests (2)	Minimum / Maximum Offering Size	Sourcing Fee	Trading Window (6)
#08MS1	5/6/2020	2008 Mercedes-Benz SLR McLaren	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$106.67	2,400 / 3,000	$256,000 / $320,000	$7,600
#11FG1	5/6/2020	2011 Ferrari 599 GTO	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$142.50	3,200 / 4,000	$456,000 / $570,000	$26,225
#06FG2	5/6/2020	2006 Ford GT Heritage	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$97.50	3,200 / 4,000	$312,000 / $390,000	$16,375
#74AM1	5/6/2020	1974 Alfa Romeo Montreal	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$15.60	4,000 / 5,000	$62,400 / $78,000	$4,535
#74PN1	5/6/2020	1974 Porsche 911	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$20.50	3,200 / 4,000	$65,600 / $82,000	$3,465
#74AV1	5/6/2020	1974 Alfa Romeo GTV	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$27.50	1,600 / 2,000	$44,000 / $55,000	$4,650
#93MR1	5/6/2020	1993 Mazda RX-7	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$29.75	1,600 / 2,000	$47,600 / $59,500	$1,305
#91AX1	6/30/2020	1991 Acura NSX	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$50.00	2,400 / 3,000	$120,000 / $150,000	$2,475
#71DZ1	6/30/2020	1971 Datsun 240Z	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$30.00	3,200 / 4,000	$96,000 / $120,000	$4,200
#84PN1	6/30/2020	1984 Porsche 944	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$9.25	3,200 / 4,000	$29,600 / $37,000	$1,430
#69CC1	6/30/2020	1969 Chevrolet COPO Camaro	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$55.00	2,400 / 3,000	$132,000 / $165,000	$5,213
#64VP1	6/30/2020	1964 Volvo P1800	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$16.00	2,400 / 3,000	$38,400 / $48,000	$2,120
#93PN1	6/30/2020	1993 Porsche 968 CS	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$46.00	1,600 / 2,000	$73,600 / $92,000	$3,490
#74DP1	6/30/2020	1974 Detomaso Pantera GTS	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$42.00	3,200 / 4,000	$134,400 / $168,000	$2,160

Series	Qualification Date	Underlying Asset	Agreement Type	Status	Opening Date (1)	Closing Date (1)	Offering Price per Interest	Minimum / Maximum Membership Interests (2)	Minimum / Maximum Offering Size	Sourcing Fee	Trading Window (6)
#93FM1	6/30/2020	1993 Ford Mustang Feature Edition	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$8.50	4,000 / 5,000	$34,000 / $42,500	$1,375
#63VK1	6/30/2020	1963 Volkswagen Karmann Ghia	Purchase Option Agreement (4)	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$15.00	2,400 / 3,000	$36,000 / $45,000	$3,150
#82AV1	6/30/2020	1982 Aston Martin V8 Vantage 'Oscar India'	Upfront Purchase	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$59.50	4,000 / 5,000	$238,000 / $297,500	$3,911
#95FF1	12/9/2019	1995 Ferrari 355 Spider	Upfront Purchase	Upcoming	Q2 2021 or Q3 2021	Q2 2021 or Q3 2021	$10.00	9,600 / 12,000	$96,000 / $120,000	$4,500

Note: Gray shading represents Series for which no Closing of an Offering has occurred. Orange represents sale of Series’ Underlying Asset.

(1)If exact Offering dates (specified as Month Day, Year) are not shown, then expected Offering dates are presented.

(2)Interests sold in Series is limited to 2,000 “qualified purchasers” with a maximum of 500 non - “accredited investors.”

(3)Represents the actual Offering Size, number of Interests sold and fees at the Closing of the Offering.

(4)Values are based on current or anticipated negotiations of the terms of the respective purchase option agreements or purchase agreements and may be subject to change.

(5)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s Offering Circular (as amended). All other Interests in Series of the Company were issued under Tier 2 of Regulation A+.

(6)Represents most recent Trading Window for Series as of the date of this filing. Blank cells indicate that no Trading Window for Series has yet occurred as of the date of this filing.

ITEM 1. DESCRIPTION OF BUSINESS

Company History

The Company’s core business is the identification and acquisition of collectible automobiles (“Automobile Assets” or the “Asset Class”) and the management and marketing of a collection of Automobile Assets, as selected and acquired by the Company for the benefit of investors. RSE Markets, Inc., a Delaware corporation formed on April 28, 2016 (“RSE Markets”), is the manager of the Company (the “Manager”) and also serves as the asset manager for the collection of Automobile Assets owned by the Company and each series (the “Asset Manager”). Effective on March 26, 2021 RSE Collection Manager, LLC, a single member Delaware limited liability company formed on March 16, 2021 and owned by Rally Holdings LLC, a single member Delaware limited liability company formed on October 27, 2020 (“Rally Holdings”) and a wholly owned subsidiary of RSE Markets, Inc., became the Manager of the Company, and Rally Holdings became the Asset Manager of the Company. The Company issues membership interests (the “Interests”) in a number of separate individual series (each, a “Series”) of the Company (each, an “Offering”). There will be a separate closing with respect to each Offering (each, a “Closing”). Each Series will own a unique Automobile Asset (an “Underlying Asset”) and the assets and liabilities of each Series will be separate in accordance with Delaware law. A purchaser of Interests (an “Investor”) in any Series acquires a proportional share of assets, liabilities, profits, and losses as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of an Offering related to that particular Series is a single Underlying Asset (plus any cash reserves for future Operating Expenses (as described in Note B(5)) as well as certain liabilities related to expenses pre-paid by the Asset Manager. Any individuals, dealers or auction company which owns an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential Offering or the Closing of an Offering from which proceeds are used to acquire the Underlying Asset are referred to as “Asset Sellers.” “Current Period” refers to the time period between January 1, 2020 and December 31, 2020. “Prior Period” refers to the time period between January 1, 2019 and December 31, 2019. The Manager has assembled a network of advisors with experience in the Asset Class (an “Advisory Board”) to assist the Manager in identifying, acquiring and managing Underlying Assets, as well as other aspects of the Platform (as defined below).

Description of the Business

The Company’s mission is to leverage technology and design, modern business models influenced by the sharing economy, and advancements in the financial regulatory environment to democratize the Asset Class. The Company aims to provide enthusiasts with access to the market by enabling them to create a diversified portfolio of equity Interests in the highest quality Automobile Assets through a seamless investment experience on the Rally Rd.TM platform (the “Platform”). Additionally, Investors will have the opportunity to participate in a unique collective ownership experience, including museum/retail locations and social events, as part of the membership experience programs, as defined below.

The Company, with the support of the Manager and its affiliates and through the use of the Platform, aims to provide:

(i)Investors with access to the highest quality Automobile Assets for investment, portfolio diversification and secondary market liquidity for their Interests, through the liquidity platform (the “Liquidity Platform”) on the Platform, or otherwise, although there can be no guarantee that a secondary market will ever develop, through the Liquidity Platform, or otherwise, or that appropriate registrations to permit such secondary trading will ever be obtained.

(ii)Asset Sellers with greater market transparency and insights, lower transaction costs, increased liquidity, a seamless and convenient sale process, portfolio diversification and the ability to build equity positions in assets via the Interests issued to Asset Sellers in Offerings for Series Interest conducted through the Platform, as part of total purchase consideration to Asset Sellers.

(iii) All Platform users with a premium, highly curated, engaging Automobile Asset media experience, including “fantasy collecting” features. The investable assets on the Platform will be supplemented with “private”

assets, which will be used to generate conversation, support the “fantasy collecting” component of the Platform and enable users to share personal sentiment on all types of assets.

(iv)All Platform users and others with opportunities to engage with the Underlying Assets in the Company’s collection through a diverse set of tangible interactions with assets on the Platform and unique collective ownership experiences (together, the “Membership Experience Programs”) such as:

•Track-day events (e.g., driving experiences with professional drivers, collector car meet-ups, major auction presence);

•Visit & interact at Rally Rd.™ Museums (i.e., Open HQ, warehouse visits, pop-up shops with partner businesses, or “tents” at major auctions/events where users can view the Underlying Assets in person and interact with each other in a social environment);

•Asset sponsorship models (e.g. corporate sponsors or individuals pay for assets to appear in movies, commercials or at events); and

•Other asset-related products (e.g., merchandise, social networking, communities).

Competition

Although the Company’s business model is unique in the Asset Class, there is potentially significant competition for the Underlying Assets, which the Company securitizes through its Offerings, from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as dealers and auction houses continue to play a prominent role.

Most of our current and potential competitors in the Asset Class, such as dealers and auction houses, have significantly greater financial, marketing and other resources than we do and may be able to devote greater resources to sourcing the Automobile Assets that the Company competes for. In addition, almost all of these competitors, in particular the auction houses, have longer operating histories and greater name recognition than we do and operate on a more established business model.

There are also competing start-up models to facilitate shared ownership of Automobile Assets, developing in the industry, which will result in additional competition for Automobile Assets, but so far none of these models focus on the regulated securities market.

With the continued increase in popularity of the Asset Class, we expect competition for Automobile Assets to intensify in future. Increased competition may lead to increased prices, which will reduce the potential value appreciation that Investors may be able to achieve by owning Interests in the Company’s Offerings and will decrease the number of high-quality assets the Company can securitize through the Platform.

In addition, there are companies that are developing crowd funding models for other alternative asset classes such as racehorses, sports memorabilia or art, who may decide to enter the Asset Class as well.

Customers

We target the broader U.S. Asset Class enthusiast and the U.S. millennial market as our key customer bases. The customers of the Company are the Investors in each Series that has closed an Offering. As of the date of this filing, the Company has closed the Offerings highlighted in white in the Master Series Table.

Facilities

The Manager intends to operate the Company and manage the collection in a manner that will focus on the ongoing security of all Underlying Assets. The Manager will store the Underlying Assets, along with other assets, in a professional facility and in accordance with standards commonly expected when managing Automobile Assets of equivalent value and always as recommended by the Company’s Advisory Board.

The Company has leased or contracted for space in one purpose built, secure, temperature-controlled storage facility in New Jersey for the purposes of storing the Underlying Assets in a highly controlled environment other than when some or all of the Underlying Assets are used in Membership Experience Programs or are otherwise being utilized for marketing or similar purposes. The facility used by the Company is monitored by staff approximately 40 hours per week and is under constant video surveillance. Each of the Underlying Assets in the collection are inspected and exercised appropriately on a regular basis according to the maintenance schedule defined for each Underlying Asset by the Asset Manager in conjunction with members of the Company’s Advisory Board. In addition to the storage facilities, as part of the Membership Experience Program, the Manager of the Company opened a showroom in New York City in 2019.

The Manager and the Asset Manager are located at 250 Lafayette Street, 2nd Floor, New York, NY 10012. The Asset Manager presently has twenty-four full-time employees and five part-time contractors. Neither the Manager nor the Company have any employees.

Government Regulation

Regulation of the automobile industry varies from jurisdiction to jurisdiction and state to state. In any jurisdictions or states in which the Company operates, it may be required to obtain licenses and permits to conduct business, including dealer and sales licenses and titles and registrations issued by state and local regulatory authorities, and will be subject to local laws and regulations, including, but not limited to, import and export regulations, emissions standards, laws and regulations involving sales, use, value-added and other indirect taxes.

Claims arising out of actual or alleged violations of law, including certain matters currently under investigation by the SEC, could be asserted against the Company by individuals or governmental authorities and could expose the Company or each Series to significant damages or other penalties, including revocation or suspension of the licenses necessary to conduct business and fines.

Legal Proceedings

None of the Company, any Series, the Manager, the Asset Manager or any director or executive officer of the Manager or Asset Manager is presently subject to any material legal proceedings.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

We have devoted substantially all our efforts to establishing our business and principal operations, which commenced in late 2017. Because of the early-stage nature of the Company’s and the Manager’s business the reported financial information herein will likely not be indicative of future operating results or operating conditions. We are in large part reliant on the Asset Manager and its employees to grow and support our business. There are a number of key factors that will potentially impact our operating results going forward including the Asset Manager’s ability to:

-continue to source high quality Automobile Assets at reasonable prices to securitize through the Platform;

-market the Platform and the Offerings in individual Series of the Company and attract Investors to the Platform to acquire the Interests issued by Series of the Company;

-find and retain operating partners to support the regulatory and technology infrastructure necessary to operate the Platform;

-continue to develop the Platform and provide the information and technology infrastructure to support the issuance of Interests in Series of the Company; and

-find operating partners to manage the collection of Underlying Assets at a decreasing marginal cost per asset.

No revenue models have been developed at the Company or Series level and we do not expect either the Company or any of its Series to generate any revenues for some time. We will update the appropriate disclosure at such time as revenue models have been developed.

At the time of this filing all of the Series designated as closed in the Master Series Table have commenced operations, are capitalized and have assets and various Series have liabilities. All assets and liabilities related to the Series described in the Master Series Table will be the responsibility of the Series from the time of the Closing of the respective Offerings. All Series highlighted in gray in the Master Series Table, have not had a Closing, but we have, or are in the process of launching these and subsequent Offerings for additional Series. Series whose Underlying Assets have been sold will subsequently be dissolved and are highlighted in orange in the Master Series Table.

Historical Investments in Underlying Assets

We provide investment opportunities in Automobile Assets to Investors through the Platform, financed through various methods including, loans from officers of the Manager or other third-parties, when we purchase an Underlying Asset prior to the Closing of an Offering, and through purchase option agreements negotiated with third-parties or affiliates, when we finance the purchase of an Underlying Asset with the proceeds of an Offering. Additional information can be found below and in the Master Series Table.

We received multiple loans or payments from various parties to support the financing of the acquisition of the Underlying Assets, for which the details are listed in the tables below. Such payments or loans have been or will be repaid from the proceeds of successful Series’ initial Offering, if necessary. Upon completion of the Offering of each of the Series of Interests, it is proposed that each of these Series shall acquire their respective Underlying Assets for the aggregate consideration consisting of cash and Interests as the authorized officers of the Manager may determine in their reasonable discretion in accordance with the disclosures set forth in these Series’ Offering documents. In various instances, as noted in the tables below, the Asset Seller is issued Interests in a particular Series as part of the total purchase consideration to the Asset Seller. In addition, there are instances where the Company finances an acquisition through the proceeds of the Offering, in the case of a purchase option, and as such requires no additional financing or only financing to make an initial down payment, as the case may be.

The Company incurred the “Acquisition Expenses,” which include transportation of the Automobile Assets to the Manager’s storage facility, pre-purchase inspection, pre-Offering refurbishment, and other costs detailed in the Manager’s allocation policy, listed in the tables below, the majority of which are capitalized into the purchase prices of the various Underlying Assets. Acquisition Expenses such as interest expense on a loan to finance an acquisition or marketing expenses related to the promotional materials created for an Underlying Asset are not capitalized. The Acquisition Expenses are generally initially funded by the Manager or its affiliates but will be reimbursed with the proceeds from an Offering related to such Series, to the extent described in the applicable Offering documents. In the event that certain Acquisition Expenses are anticipated prior to the Closing of an Offering but are incurred only after the Closing, for example transportation fees related to transportation from the Asset Seller to the Company’s storage facility, additional cash from the proceeds of the Offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the Closing of the Offering.

Current Period

During the Current Period we have entered into agreements, had Closings, and incurred Acquisition Expenses as listed in the table below.

Series - Series Name	Agreement Type - Date of Agreement	Closing Date (1)	Purchase Price (2)	Financed via - Officer Loan / 3rd Party Loan	Financed via – the Manager	Financed via - Offering Proceeds	Interests Issued to Asset Seller	Percent Owned by Asset Seller	Acquisition Expenses
#88PT1	Purchase Option Agreement / 04/26/2019	7/18/2019	$61,875	$0	$0	$0	$0	0%	$291
#88LL1	Purchase Option Agreement / 03/22/2019	12/8/2019	$275,000	$0	$0	$0	$0	0%	$300
#03SS1	Upfront Purchase / 12/22/2019	9/22/2020	$330,000	$0	$0	$0	$0	0%	$3,250
#95FF1	Upfront Purchase / 11/20/2019	Q1 2021 or Q2 2021	$105,000	$0	$0	$0	$0	0%	$838
Total for 2020	New Agreements: 0	Closings: 1	$0	$0	$0	$0	$0		$4,679

Note: Gray shading represents Series for which no Closing of an Offering has occurred as of the end of the Current Period. Orange shading represents sale of Series’ Underlying Asset as of the end of the Current Period. Totals include Purchase Price related to Underlying Assets subsequently sold as of the end of the Current Period.

Note: New Agreements and Closings represent only those agreements signed and those Offerings closed in the Current Period.

Note: Purchase Price, Downpayment Amount, Financings and Acquisition Expenses represent only the incremental amounts for the Current Period i.e. if an Underlying Asset was purchased in a previous period, but had a Closing in the Current Period, it would not contribute to the totals for the Current Period.

(1)If exact Offering dates (specified as Month Day, Year) are not shown, then expected Offering dates are presented.

(2)Values are based on current negotiations of the terms of the respective purchase option agreements or purchase agreements and may be subject to change.

Prior Period

During the Prior Periods 2017 - 2019 we have entered into agreements, had Closings, and incurred Acquisition Expenses as listed in the table below.

Series - Series Name	Agreement Type - Date of Agreement	Closing Date (1)	Purchase Price (2)	Financed via - Officer Loan / 3rd Party Loan	Financed via - the Manager	Financed via - Offering Proceeds	Interests Issued to Asset Seller	Percent Owned by Asset Seller	Acquisition Expenses
#55PS1	Purchase Option Agreement / 07/01/2017	6/6/2018	$405,000	$0	$0	$0	$0	0%	$286
#90FM1	Purchase Agreement / 07/01/2018	7/31/2018	$14,500	$0	$0	$0	$0	15%	$286
#83FB1	Purchase Option Agreement / 10/31/2017	9/5/2018	$330,000	$0	$0	$0	$0	0%	$286
#06FS1	Purchase Option Agreement / 10/05/2018	10/19/2018	$192,500	$0	$0	$0	$0	0%	$286
#93XJ1	Purchase Option Agreement / 12/15/2017	11/6/2018	$460,000	$0	$0	$0	$0	0%	$286
#02AX1	Upfront Purchase / 09/19/2018	11/30/2018	$100,000	$0	$0	$0	$0	0%	$286
#99LE1	Upfront Purchase / 10/04/2018	12/4/2018	$62,100	$0	$0	$0	$0	0%	$286
#91MV1	Upfront Purchase / 10/12/2018	12/7/2018	$33,950	$0	$0	$0	$0	0%	$287
#92LD1	Upfront Purchase / 09/21/2018	12/26/2018	$146,181	$0	$0	$0	$0	0%	$918
#94DV1	Purchase Option Agreement / 10/04/2018	12/26/2018	$52,500	$0	$0	$0	$0	0%	$287
#00FM1	Upfront Purchase / 10/12/2018	1/4/2019	$43,000	$0	$0	$0	$0	0%	$286
#72MC1	Purchase Agreement / 11/01/2018	1/4/2019	$115,000	$0	$0	$65,200	$49,800	40%	$562
#06FG1	Purchase Agreement / 10/23/2018	1/8/2019	$309,000	$0	$0	$0	$0	0%	$286
#11BM1	Purchase Option Agreement / 10/20/2018	1/25/2019	$78,500	$0	$70,650	$0	$0	0%	$1,786

Series - Series Name	Agreement Type - Date of Agreement	Closing Date (1)	Purchase Price (2)	Financed via - Officer Loan / 3rd Party Loan	Financed via - the Manager	Financed via - Offering Proceeds	Interests Issued to Asset Seller	Percent Owned by Asset Seller	Acquisition Expenses
#80LC1	Purchase Agreement / 08/01/2018	2/8/2019	$610,000	$0	$0	$0	$47,625	8%	$282
#02BZ1	Purchase Agreement / 10/18/2018	2/8/2019	$185,000	$0	$0	$0	$0	0%	$286
#88BM1	Upfront Purchase / 10/18/2018	2/25/2019	$135,000	$0	$0	$0	$0	0%	$286
#63CC1	Upfront Purchase / 12/06/2018	3/18/2019	$120,000	$0	$0	$0	$0	0%	$586
#76PT1	Upfront Purchase / 11/27/2018	3/22/2019	$179,065	$0	$0	$0	$0	0%	$4,237
#75RA1	Purchase Agreement / 12/22/2018	4/9/2019	$75,000	$0	$75,000	$0	$0	0%	$1,403
#65AG1	Upfront Purchase / 11/29/2018	4/16/2019	$170,000	$0	$0	$0	$0	0%	$286
#93FS1	Purchase Option Agreement / 01/15/2019	4/22/2019	$130,000	$0	$130,000	$0	$0	0%	$1,136
2003 Porsche 911 GT2	Purchase Option Agreement / 10/24/2018		$137,000	$0	$123,500	$0	$0	0%	$287
#61JE1	Upfront Purchase / 12/22/2018	4/26/2019	$235,000	$0	$0	$0	$0	0%	$738
#90MM1	Purchase Option Agreement / 01/23/2019	4/26/2019	$22,000	$0	$22,000	$0	$0	0%	$1,187
#65FM1	Purchase Agreement / 12/04/2018	7/18/2019	$75,000	$0	$55,000	$0	$0	0%	$1,997
#88PT1	Purchase Option Agreement / 04/26/2019	7/18/2019	$61,875	$0	$61,875	$0	$0	0%	$905
#94LD1	Purchase Agreement / 10/09/2018	8/6/2019	$570,000	$0	$470,000	$0	$0	0%	$2,736
#99SS1	Upfront Purchase / 04/04/2019	9/11/2019	$126,575	$0	$126,575	$0	$0	0%	$3,640
#94FS1	Purchase Agreement / 04/26/2019	9/17/2019	$135,399	$0	$135,399	$0	$0	0%	$3,433
#61MG1	Purchase Agreement / 12/04/2018	9/30/2019	$325,000	$0	$292,500	$0	$0	0%	$1,090

Series - Series Name	Agreement Type - Date of Agreement	Closing Date (1)	Purchase Price (2)	Financed via - Officer Loan / 3rd Party Loan	Financed via - the Manager	Financed via - Offering Proceeds	Interests Issued to Asset Seller	Percent Owned by Asset Seller	Acquisition Expenses
#92CC1	Purchase Option Agreement / 04/29/2019	10/2/2019	$45,000	$0	$45,000	$0	$0	0%	$1,188
#89FT1	Purchase Option Agreement / 03/20/2019	10/11/2019	$172,500	$0	$172,500	$0	$0	0%	$3,036
#80PN1	Upfront Purchase / 10/21/2019	11/6/2019	$45,750	$0	$45,750	$0	$0	0%	$1,638
#89FG2	Upfront Purchase / 10/29/2019	11/14/2019	$118,500	$0	$118,500	$0	$0	0%	$1,762
#88LL1	Purchase Option Agreement / 03/22/2019	12/8/2019	$275,000	$0	$275,000	$0	$0	0%	$2,986
1990 Mercedes 190E 2.5-16 Evo II	Upfront Purchase / 11/02/2018		$251,992	$0	$0	$0	$0	0%	$10,773
#03SS1	Upfront Purchase / 12/22/2019	9/22/2020	$330,000	$0	$330,000	$0	$0	0%	$0
1972 Ferrari 365 GTC	Purchase Agreement / 05/13/2019		$275,000	$0	$275,000	$0	$0	0%	$1,541
#87FF1	Purchase Option Agreement / In Negotiations (4)	Q1 2021 or Q2 2021	$110,000	$0	$0	$0	$0	0%	$300
#91DP1	Purchase Option Agreement / In Negotiations (4)	Q1 2021 or Q2 2021	$375,000	$0	$0	$0	$0	0%	$600
#82AV1	Upfront Purchase / 12/10/2018	Q1 2021 or Q2 2021	$285,000	$0	$0	$0	$0	0%	$1,364
#95FF1	Upfront Purchase / 11/20/2019	Q1 2021 or Q2 2021	$105,000	$0	$105,000	$0	$0	0%	$3,200
Total for 2019	New Agreements: 13	Closings: 25	$1,842,599	$0	$2,929,249	$65,200	$97,425		$59,320

Note: Gray shading represents Series for which no Closing of an Offering has occurred as of the end of the Prior Period. Orange shading represents sale of Series’ Underlying Asset as of the end of the Prior Period.

Note: New Agreements and Closings represent only those agreements signed and those Offerings closed in the Prior Period.

Note: Purchase Price, Downpayment Amount, Financings and Acquisition Expenses represent only the incremental amounts for the Prior Period i.e. if an Underlying Asset was purchased in a previous period, but had a Closing in the Prior Period, it would not contribute to the totals for the Prior Period.

(1) If exact Offering dates (specified as Month Day, Year) are not shown, then expected Offering dates are presented.

(2) Values are based on current negotiations of the terms of the respective purchase option agreements or purchase agreements and may be subject to change.

Subsequent Investments and Purchase Options Agreements for Underlying Assets

Subsequent to the Current Period, we have not entered into agreements, had no Closings, and have not incurred Acquisition Expenses.

Operating Results for the Current Period and the Prior Period

Changes in operating results are impacted significantly by any increase in the number of Underlying Assets that the Company, through the Asset Manager, operates and manages. During the Current Period the Company engaged in acquiring Underlying Assets, entering into Purchase and Purchase Option Agreements, launching Offerings, Closing Offerings, qualifying but not yet launching Offerings and selling Underlying Assets. Additional information can be found below in the Asset Acquisitions, Purchase Options and Asset Sales subsection and the Trend Information subsection or above in the Master Series Table.

Revenues

Revenues are generated at the Company or the Series level. No revenue models have been developed at the Company or Series level and we do not expect either the Company or any of its Series to generate any revenues for some time.

Operating Expenses

The Operating Expenses (as described in Note B(5)) incurred prior to the Closing of an Offering related to any of the Underlying Assets are being paid by the Manager and recognized by the Company as capital contributions and will not be reimbursed by the Series. Each Series of the Company will be responsible for its own Operating Expenses beginning on the Closing date of the Offering for such Series Interests. However, the Manager has agreed to pay and not be reimbursed for certain but not all expenses such as post-closing Operating Expenses incurred and recorded by Series’ of the Company through the Current Period and Prior Period. These are accounted for as capital contributions by each respective Series.

Consolidated Operating Expenses (as described in Note B(5)) for the Company and all of the Series are summarized by category for the Current Period and the Prior Period are as follows:

Total Operating Expense
	12/31/2020	12/31/2019	Difference	Change	Explanation
Storage	$ 74,400	$ 74,124	$ 276	0%	No remarkable changes since all Underlying Assets were allocated the same storage expense as in previous year
Transportation	1,100	39,049	(37,949)	(97%)	The decrease is due to less closed Offerings
Insurance	19,499	27,343	(7,844)	(29%)	The decrease is due to less closed Offerings and two insurance policies maintained during the Prior Period
Professional Fee	48,020	36,060	11,960	33%	The increase is due to all offering having full 12 months of professional fees comparing to pro-rata fee when they were closed in 2019
Marketing Expense	500	10,160	(9,660)	(95%)	The decrease is due to less closed Offerings
Total Operating Expense	$ 143,519	$ 186,736	($43,216)	(187%)

The following table represents Operating Expenses by Series for the Current and Prior Period:

Operating Expenses
Applicable Series	2020	2019
#77LE1	$3,145	$4,300
#69BM1	3,222	4,471
#85FT1	3,338	5,806
#69BM1	3,222	4,471
#55PS1	3,851	5,763
#95BL1	3,224	4,421
#89PS1	3,326	4,358
#90FM1	3,028	4,032
#83FB1	3,664	5,264
#98DV1	3,241	4,457
#06FS1	-	1,266
#93XJ1	2,095	2,904
#02AX1	3,200	3,876
#99LE1	3,124	4,235
#91MV1	3,066	4,120
#92LD1	3,298	5,237
#94DV1	3,104	4,281
#00FM1	-	1,057
#72MC1	3,231	4,284
#06FG1	3,617	4,964
#11BM1	3,156	3,557
#80LC1	4,259	4,217
#02BZ1	3,370	4,714
#88BM1	3,268	3,821
#63CC1	3,235	3,657
#76PT1	3,353	3,669
#75RA1	3,151	3,413
#65AG1	3,335	3,385
#93FS1	3,270	1,530
#90MM1	2,898	1,183
#61JE1	3,484	3,048
#88PT1	3,122	1,322
#65FM1	3,146	2,697
#94LD1	4,131	2,597
#99SS1	3,248	1,612
#94FS1	3,266	870
#61MG1	3,643	1,676
#92CC1	3,086	643
#89FT1	3,340	1,922
#80PN1	3,089	487
#89FG2	3,237	461
#88LL1	3,544	1,378
#03SS1	399	-
RSE Collection	11,444	49,429
Total Operating Expenses	$143,519	$186,736

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

The following table shows the assets being sold during the Current Period and the Prior Period:

Series	Underlying Asset	Date of Sale Agreement	Total Sale Price	Initial Purchase Price	Carrying Value	Gain on Sale / (Loss)	Balance Sheet at time of Sale	Corporate Level Taxes on Gain on Sale	Total Initial Offering Price / Per Interest	Total Distribution to Investors / Per Interests
#00FM1	2000 Ford Mustang Cobra R	04/15/2019	$60,000	$43,000	$45,276	$14,438	$2,286	$2,711	$49,500 / $24.75	$58,240 / $29.12
2003 Porsche 911 GT2 (1)		4/17/2019	$110,000	$137,000	$137,150	($27,150)
#06FS1 (2)	2006 Ferrari F430 Spider "Manual"	5/10/2019	$227,500	$192,500	$192,786	$34,714	$2,485	$6,746	$199,000 / $39.80	$ 230,000 / $46.00
1990 Mercedes 190E 2.5-16 Evo II (1)		1/31/2020	$235,000	$251,992	$262,766	($27,766)
1972 Ferrari 365 GTC/4 (1)		9/10/2020	$200,000	$275,000	$275,987	$0 (3)
#03SS1 (2)	2003 Saleen S7	9/27/2020	$420,000	$330,000	$332,750	$87,250	$5,550	$18,373	$375,000 / $125.00	$420,000 / $140.00

Note: Total Distribution to Interest Holders includes cash on balance sheet of Series and is net of corporate level taxes on gain on sale.

(1)At the time of the sale the Underlying Asset was still owned by the Company not by any Series.

(2)The Manager made an additional capital contribution to the Series to cover corporate level taxes on the gain on sale.

(3)An impairment was booked for this asset in 2020 for $75,987.

The Series designated in the table below have sold their primary operating asset during the Current Period and Prior Period. As a result, the Company has recorded a provision for income taxes using an effective tax rate as shown below:

Provision for income taxes
	Current Period	Prior Period
Series	#03SS1	#06FS1	#00FM1
Income before provision for income taxes	86,851	33,448	13,381
Reversal of valuation allowance, gross	-	(2,145)	(1,057)
Taxed at federal and statutory rates	21%	21%	21%
Provision for income taxes	$ 18,373	$ 6,746	$2,711

Asset Acquisitions, Purchase Options and Asset Sales

Details of the Underlying Assets acquired or for which we entered into purchase option agreements or purchase agreements during the Current Period and the Prior Period are listed in the Master Series Table and summarized in the table below. We typically acquire Underlying Assets through the following methods.

-Upfront purchase - acquire the Underlying Asset outright prior to launch of the Offering, financed through loans made by officers or affiliates of the Manager, third-party lenders or through non-interest-bearing payments from the Asset Manager.

-Purchase option agreement - enter into a purchase option which gives us the right, but not the obligation to purchase a specific Underlying Asset, typically through the proceeds of the Offering for the Series related to the Underlying Asset.

-Purchase agreement - enter into a purchase agreement, which obligates us to acquire the Underlying Asset, but typically with a significant payment delay, with the goal of raising the capital through the Offering of the Series related to the Underlying Asset.

In addition to acquiring Underlying Assets, from time to time, the Company receives take-over offers for certain Underlying Assets. Per the terms of the Company’s operating agreement, the Company, together with the Company’s Advisory Board evaluates the offers and determines if it is in the interest of the Investors to sell the Underlying Asset. In certain instances, the Company may decide to sell an Underlying Asset that is on the books of the Company but not yet transferred to a particular Series, because no Offering has yet occurred. In these instances, the anticipated Offering related to such Underlying Assets will be cancelled.

Details on the Underlying Assets acquired or for which we entered into purchase option agreements or purchase agreements, or which have subsequently been sold, are listed in the Master Series Table and summarized in the table below.

	# of Assets Sold	Total Value of Assets Sold	# of Assets Acquired	Total Value Assets Acquired ($)	# of Purchase Option Agreements	Total Value of Purchase Option Agreements ($)	# of Purchase Agreements	Total Value of Purchase Agreements ($)	Grand Total #	Grand Total Value ($)
2019	(3)	($372,500)	5	$725,825	6	$706,375	2	$410,399	10	$1,470,099
2020	(3)	($856,992)	0	$0	0	$0	0	$0	(3)	($856,992)
Cumulative Total:	(6)	($1,229,492)	5	$725,825	6	$706,375	2	$410,399	7	$613,106

Note: Table represents agreements signed within the respective periods and value of Underlying Assets represented by the agreements.

See “Note C - Related Party Transactions”, “Note D -Debt”, and “Note A - Asset Dispositions” of the Notes to Financial Statements for additional information on asset acquisitions.

Liquidity and Capital Resources

From inception, the Company and the Series have financed their business activities through capital contributions to the Company and individual Series from the Manager (or its affiliates). However, there is no obligation or assurance that the Manager will provide such required capital. Until such time as the Series’ have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future Offerings for individual Series may be used to create reserves for future Operating Expenses (as described in Note B(5)) for such individual Series at the sole discretion of the Manager. There can be no assurance that the Manager will continue to fund such expenses.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Neither the Company nor any of the Series has generated revenues or profits in the Current Period or Prior Period, except for certain Underlying Assets that were sold during the Current Period and Prior Period for gains (see Asset Disposition section in Note (A)).

On a total consolidated basis, the Company generated the following: Income / (Loss), Net Working Capital, and Accumulated Deficits. Additionally, each listed Series for which an Underlying Asset was owned as of the end of the Current Period and the end of the Prior Period has incurred net losses since their respective dates of acquisition and have an accumulated deficit at the end of the Current Period and at the end of the Prior Period.

Period	Income / (Loss)	Net Working Capital	Accumulated Deficit
2019	($174,602)	($1,188,530)	($316,397)
2020	($178,560)	($294,671)	($558,167)

All of the liabilities on the balance sheet as of the end of the Current Period are obligations to third-parties or the Manager. All of these liabilities, other than ones for which the Manager does not seek reimbursement, will be covered through the proceeds of future Offerings for the various Series of Interests. If the Company does not continue to obtain financing from the Manager, it will be unable to repay these obligations as they come due, including the obligations of each listed Series.  These factors raise substantial doubt about the Company’s and each listed Series’ ability to continue as a going concern for the twelve months following the date of this filing.

Cash and Cash Equivalent Balances

As of the end of the Current Period and Prior Period, the Company and the Series for which Closings had occurred, had cash or cash equivalents balances as follows:

Cash Balance
Applicable Series	12/31/2020	12/31/2019
#77LE1	$2,780	$2,780
#69BM1	4,149	4,149
#55PS1	2,214	2,214
#95BL1	1,000	1,000
#89PS1	1,271	1,271
#90FM1	485	485
#83FB1	2,485	2,485
#98DV1	2,500	2,500
#06FS1	-	9,152
#93XJ1	1,485	1,485
#02AX1	1,985	1,985
#99LE1	1,985	1,985
#91MV1	984	984
#92LD1	1,853	1,853
#94DV1	1,984	1,984
#00FM1	-	3,760
#72MC1	4,989	4,989
#06FG1	2,500	2,500
#11BM1	2,000	2,000
#80LC1	3,504	3,504
#02BZ1	3,000	3,000
#88BM1	2,000	2,000
#63CC1	1,999	1,999
#76PT1	1,999	1,999
#75RA1	2,649	2,649
#65AG1	3,700	3,700
#93FS1	3,050	3,050
#90MM1	1,799	1,799
#61JE1	2,898	2,898
#88PT1	4,148	4,439
#65FM1	2,300	2,300
#94LD1	4,550	4,550
#99SS1	3,064	3,064
#94FS1	2,962	2,962
#61MG1	4,197	4,197
#92CC1	2,412	2,412
#89FT1	1,714	1,714
#80PN1	3,662	3,662
#89FG2	3,288	3,288
#88LL1	5,489	5,789
#03SS1	23,641	-
Total Series Cash Balance	$124,672	$114,536
RSE Collection	8,815	-
Total Cash Balance	$133,487	$114,536

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

Note: Only includes Series for which an Offering has closed. RSE Collection cash balance represents loans or capital contributions to be used for future payment of Operating Expenses (as described in Note B(5)).

Financial Obligations of the Company

On April 30, 2019, RSE Markets and the Company, including an affiliate of RSE Markets, entered into a $1.5 million revolving line of credit (the, “LoC”) with Silicon Valley Bank. The LoC allowed RSE Markets to draw up to 80% of the value of an Underlying Asset for any asset held on the books of the Company for less than 180 days. Interest on any amounts outstanding under the LoC accrued at a floating per annum rate equal to the greater of (i) 0.50% above the Prime Rate (defined as the rate published in the money rates section of The Wall Street Journal) or (ii) 6.0%. Interest expense was paid monthly by  RSE Markets. The Company was also jointly and severably liable for any amounts outstanding under this LoC. On December 20, 2019, RSE Markets and the Company cancelled the LoC and RSE Markets repaid all outstanding amounts totaling $220,000 in outstanding principal under the LoC as well as accrued interest of $1,100.

Simultaneous with the cancellation of the LoC, RSE Markets and the Company, including an affiliate of RSE Markets, entered into a $2.25 million demand note (the “DN”) with Upper90 Fund, LP. The DN allowed RSE Markets to draw up to 100% of the value of the Underlying Assets for any asset held on the books of the Company. Interest on any amounts outstanding under the DN accrued at a fixed per annum rate of 15%. The Company was also jointly and severably liable for any amounts outstanding under this DN.

On November 24, 2020 RSE Markets, Rally Holdings and the Company replaced the DN with a $10.0 million credit facility (the “CF”) with Upper90 Capital Management, LP. While amounts borrowed under the CF can be used to make purchases of Automobile Assets to become Underlying Assets, neither the Company nor any Series is a borrower under the CF, neither is responsible for repayment of any amounts outstanding, and both are no longer jointly and severably liable under the CF.

From time to time the Asset Manager, affiliates of the Manager or third-parties may make non-interest-bearing payments or loans to the Company to acquire an Underlying Asset prior to the Closing of an Offering for the respective Series. In such cases, the respective Series would repay any such non-interest-bearing payments or loans plus accrued interest, as the case may be, used to acquire its respective Underlying Asset with proceeds generated from the Closing of the Offering for Interests of such Series. No Series will have any obligation to repay a loan incurred by the Company to purchase an Underlying Asset for another Series.

See the subsection of “Liquidity and Capital Resources” of “Note A” to the Company’s financial statements for additional information.

Trend Information

Completed, Launched and Qualified, but not Launched Offerings

The Company has completed, launched and qualified, but not launched the following number of Offerings.

	# of Offerings Launched	# of Offerings Closed	# Qualified but not launched
2019	22	25	23
2020	1	1	0

Note: data represents number Offerings for Series Interests of each state of Offering process in the given period.

Planned Offerings and Other Operations

The Company plans to launch the Offerings with their status listed as upcoming in the Master Series Table as well as additional Offerings in the remainder of this year.  The proceeds from any Offerings closed in the remainder of this year will be used to acquire the Underlying Asset of each Series for which an Offering has closed. We believe that launching a larger number of Offerings this year and beyond will help us from a number of perspectives:

1)Continue to grow the user base on the Platform by attracting more Investors into our ecosystem.

2)Enable the Company to reduce Operating Expenses (as described in Note B(5)) for each Series, as we negotiate better contracts for storage, insurance and other Operating Expenses with a larger collection of Underlying Assets.

3)Attract a larger community of Asset Sellers with high quality Underlying Assets to the Platform who may view sale to us as a more efficient method of transacting than the traditional auction or dealership processes.

COVID-19

The continuing impact and effects of the global outbreak of the coronavirus (COVID‐19) on the operation and financial performance of our business are unknown. However, the Company currently does not expect the outbreak will have a material adverse effect on our business or financial results at this time.

ITEM 3. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

The following individuals constitute the Board of Directors, executive management and significant employees of the Asset Manager, the sole member of the Manager:

Name	Age	Position	Term of Office (Beginning)
Christopher J. Bruno	40	Founder & President	05/2016
George Leimer	55	Chief Executive Officer	8/2020
Robert A. Petrozzo	38	Chief Product Officer	06/2016
Maximilian F. Niederste-Ostholt	41	Chief Financial Officer	08/2016
Vincent DiDonato	43	Chief Technology Officer	10/2019
Greg Bettinelli	48	Director	07/2018
Joshua Silberstein	46	Director	10/2016
Arun Sundararajan	49	Director	10/2016

Background of Officers and Directors of the Manager

The following is a brief summary of the background of each director and executive officer of the Manager:

Christopher J. Bruno, Founder & President

Chris is a serial entrepreneur who has developed several online platform businesses. In 2013, Chris co-founded Network of One, a data-driven content investment platform focused on the YouTube market where he worked until 2016.  Prior to Network of One, Chris co-founded Healthguru, a leading health information video platform on the web (acquired by Propel Media, Inc., OTC BB: PROM) where he worked from 2005 to 2013.

Chris began his career working in venture capital at Village Ventures where he invested in early-stage companies across the online media, telecommunications, software, medical devices, consumer products and e-commerce industries. Chris worked at Village Ventures from 2002 to 2005.

From 2004 to 2005, Chris also worked as an analyst directly for the management team of Everyday Health (NYSE: EVDY) during its growth phase.

Chris graduated magna cum laude with Honors from Williams College with a degree in Economics and received his MBA, beta gamma sigma, from the NYU Stern School of Business with a specialization in Finance and Entrepreneurship.

George Leimer, Chief Executive Officer

George is a seasoned business and technology executive with extensive experience working in a diverse collection of industries ranging from e-commerce, content-creation, consumer internet, and entertainment. He has hands-on knowledge gained from direct leadership in general management, product development, and product marketing roles and early-stage experience from company formation through fund-raising, launch/operation and acquisition.

Most recently George was the Senior Vice President of data platforms at Disney where he led the transformation of The Walt Disney Company’s consumer identity platform from an on-premises monolithic architecture to a highly available and scalable cloud-based solution. He led both technology and product groups at ESPN as a Vice President from 2013-2018 building products and running development groups.

From 2007 until 2009 George was a senior manager of online store merchandising at Apple. He had an entrepreneurial hiatus from Apple from 2009 until 2012 in which cofounded BigDeal.com, a hybrid gaming/ecommerce business. He returned to Apple in 2012 where he was the director of online store merchandising until he departed for ESPN in 2013.

George held various senior operations and technology roles at eBay and subsidiary Half.com from 1999 until 2007. In his tenure at eBay, George launched various services and led a portfolio of businesses generating $2B in annual Gross Merchandise Sales.

George Graduated from Widener University in 1987 with a bachelor's in Management and an MIS Concentration.

Robert A. Petrozzo, Chief Product Officer

Rob is a designer and creative thinker who has led the development of multiple award-winning technology platforms in both the software and hardware arenas.  For the past decade, he has specialized in the product design space having created authoring components, architected the front-end of distribution platforms, and designed interactive content platforms for both consumers & enterprises. Immediately prior to joining the Asset Manager, he led the UX & UI effort at computer vision & robotics startup KeyMe, building interactive products from the ground up and deploying both mobile & kiosk-based software nationwide.  Rob worked at KeyMe from 2014 to 2016.

His previous roles include internal software design for Ares Management (2013 to 2014), and Creative Director at ScrollMotion (2010 to 2013), where he led a team of content creators and product developers to release a fully integrated authoring tool and over 300 custom enterprise apps for Fortune 50 and 100 clientele across 12 countries including Hearst, Roche, J&J, Genentech, and the NFL.

Rob received his degree in User-Centered Design with a peripheral curriculum in User Psychology from the University of Philadelphia.

Maximilian F. Niederste-Ostholt, Chief Financial Officer

Max has spent 9 years in the finance industry, working in the investment banking divisions of Lehman Brothers from 2007 to 2008 and Barclays from 2008 to 2016.  At both firms he was a member of the healthcare investment banking group, most recently as Director focused on M&A and financing transactions in the Healthcare IT and Health Insurance spaces.  Max has supported the execution of over $100 billion of financing and M&A transactions across various sectors of the healthcare space including buy-side and sell-side M&A assignments and financings across high grade and high yield debt, equities and convertible financings.  Work performed on these transactions included amongst other aspects, valuation, contract negotiations, capital raising support and general transaction execution activities.

Prior to his career in investment banking, Max worked in management consulting at A.T. Kearney from 2002 to 2005 focused on engagements in the automotive, IT and healthcare spaces. During this time, he worked on asset sourcing, logistics and process optimization projects.

Max graduated from Williams College with a Bachelor of Arts in Computer Science and Economics and received Master of Business Administration, beta gamma sigma, from NYU’s Stern School of Business.

Vincent A. DiDonato, Chief Technology Officer

Vincent brings more than 20 years of technology & web application development experience with a focus on SaaS-based B2C and B2B platforms. Most recently, Vincent was VP of Engineering at Splash, where he helped build and lead a global engineering team.

Prior to Splash, Vincent spent over five years working as SiteCompli's VP of Technology & Engineering where he oversaw the direction and execution of SiteCompli's technology strategy as well as managed onshore and offshore software engineering operations.

Vincent's previous roles include director and engineering capacities with American Express and NYC & Company, where he led, architected and implemented multi-million-dollar product and platform launches.

Greg Bettinelli, Director

Greg has over 20 years of experience in the Internet and e-commerce industries.

 In 2013 he joined the venture capital firm Upfront Ventures as a Partner and is focused on investments in businesses at the intersection of retail and technology. One of Greg's most notable investments, Ring, was acquired by Amazon for $1 billion in 2018.

 Prior to joining Upfront Ventures, from 2009 to 2013, Greg was the Chief Marketing Officer for HauteLook, a leading online flash-sale retailer which was acquired by Nordstrom, Inc. in March 2011 for $270 million.

 Before joining HauteLook, from 2008 to 2009, Greg served as Executive Vice President of Business Development and Strategy at Live Nation, where he was responsible for the strategic direction and key business partnerships for Live Nations' ticketing and digital businesses. Prior to Live Nation, from 2003 to 2008, Greg held a number of leadership positions at eBay, including Sr. Director of Business Development for StubHub and Director of Event Tickets and Media. While at eBay, Greg played a lead role in eBay's acquisition of StubHub in 2007 for $307 million.

 Earlier in his career, Greg held a number of roles in marketing, finance, and business development at companies in the financial services and healthcare industries.

 Greg holds a BA in Political Science from the University of San Diego and an MBA from Pepperdine University's Graziadio School of Business and Management.

Joshua Silberstein, Director

Joshua is a seasoned operator and entrepreneur with in excess of 15 years of experience successfully building companies – as a founder, investor, board member, and CEO.

Joshua co-founded Healthguru in 2006 and led the company from idea to exit in 2013.  When Healthguru was acquired by Propel Media, Inc. (OTC BB: PROM), a publicly traded video syndication company, in 2013, Healthguru was a leading provider of health video on the web (as at 2013 it had 917 million streams and a 49.1% market share in health videos).

After the acquisition, Joshua joined Propel Media as President and completed a transformative transaction that quadrupled annual revenue and dramatically improved profitability.  When the deal – a reverse merger – was completed, it resulted in an entity with over $90 million in revenue and approximately $30 million in EBITDA.

In the past several years, Joshua has taken an active role with more than a dozen companies (with approximately $3 million to $47 million in revenue) – both in operating roles (Interim President, Chief Strategy Officer) and in an advisory capacity (to support a capital raise or lead an M&A transaction).

Earlier in his career, Joshua was a venture capitalist at BEV Capital, where he was part of teams that invested nearly $50 million in early-stage consumer businesses (including Alloy.com and Classmates Online) and held a number of other senior operating roles in finance, marketing, and business development.

Joshua has a BS in Economics from the Wharton School (summa cum laude) and an MBA from Columbia University (beta gamma sigma).

Arun Sundararajan, Director

Arun is Professor and the Robert L. and Dale Atkins Rosen Faculty Fellow at New York University’s (NYU) Stern School of Business, and an affiliated faculty member at many of NYU’s interdisciplinary research centers, including the Center for Data Science and the Center for Urban Science and Progress. He joined the NYU Stern faculty in 1998.

Arun’s research studies how digital technologies transform business, government and civil society.  His current research topics include digital strategy and governance, crowd-based capitalism, the sharing economy, the economics of automation, and the future of work.  He has published over 50 scientific papers in peer-reviewed academic journals and conferences, and over 30 op-eds in outlets that include The New York Times, The Financial Times, The Guardian, Wired, Le Monde, Bloomberg View, Fortune, Entrepreneur, The Economic Times, LiveMint, Harvard Business Review, Knowledge@Wharton and Quartz.  He has given more than 250 invited talks at industry, government and academic forums internationally.  His new book, “The Sharing Economy,” was published by the MIT Press in June 2016.

Arun is a member of the World Economic Forum’s Global Futures Council on Technology, Values and Policy.  He interfaces with tech companies at various stages on issues of strategy and regulation, and with non-tech companies trying to understand how to forecast and address changes induced by digital technologies. He has provided expert input about the digital economy as part of Congressional testimony, and to various city, state and federal government agencies.

Arun holds a Ph.D. in Business Administration and an M.S. in Management Science from the University of Rochester, and a B. Tech. in Electrical Engineering from the Indian Institute of Technology, Madras.

Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by the Company. Each of the executive officers of the Asset Manager manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager.  Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Asset Manager, we do not intend to pay any compensation directly to these individuals.

ITEM 4. SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The Company is managed by the Manager. At the Closing of each Offering, the Manager or an affiliate will own at least 2% of the Interests acquired on the same terms as the other Investors. The address of the Manager is 250 Lafayette Street, 2nd Floor, New York, NY 10012.

As of the end of the Current Period, the securities of the Company are beneficially owned as follows:

Series	Closing Date	Total Interests Offered	Interest Owned by Manager (1) (2)	Total Offering Value
#77LE1 (3)	4/13/2017	2,000	201 / 10%	$77,700
#69BM1	2/7/2018	2,000	217 / 11%	$115,000
#85FT1	2/15/2018	2,000	210 / 11%	$165,000
#88LJ1	4/12/2018	2,000	215 / 11%	$135,000
#55PS1	6/6/2018	2,000	480 / 24%	$425,000
#95BL1	7/12/2018	2,000	53 / 3%	$118,500
#89PS1	7/31/2018	2,000	40 / 2%	$165,000
#90FM1	7/31/2018	2,000	50 / 3%	$16,500
#83FB1	9/5/2018	5,000	206 / 4%	$350,000
#98DV1	10/10/2018	2,000	51 / 3%	$130,000
#93XJ1	11/6/2018	5,000	317 / 6%	$495,000
#02AX1	11/30/2018	2,000	62 / 3%	$108,000
#99LE1	12/4/2018	2,000	58 / 3%	$69,500
#91MV1	12/7/2018	2,000	41 / 2%	$38,000
#92LD1	12/26/2018	3,000	1575 / 53%	$165,000
#94DV1	12/26/2018	2,000	713 / 36%	$57,500
#72MC1	1/4/2019	2,000	50 / 3%	$124,500
#06FG1	1/8/2019	5,000	194 / 4%	$320,000
#11BM1	1/25/2019	2,000	855 / 43%	$84,000
#80LC1	2/8/2019	5,000	125 / 3%	$635,000
#02BZ1	2/8/2019	3,000	1235 / 41%	$195,000
#88BM1	2/25/2019	3,000	1321 / 44%	$141,000
#63CC1	3/18/2019	2,000	64 / 3%	$126,000
#76PT1	3/22/2019	3,000	94 / 3%	$189,900
#75RA1	4/9/2019	3,000	213 / 7%	$84,000
#65AG1	4/16/2019	2,000	117 / 6%	$178,500
#93FS1	4/22/2019	2,000	47 / 2%	$137,500
#61JE1	4/26/2019	3,000	678 / 23%	$246,000
#90MM1	4/26/2019	5,000	103 / 2%	$26,600
#65FM1	7/18/2019	2,000	46 / 2%	$82,500
#88PT1	7/18/2019	2,200	45 / 2%	$66,000
#94LD1	8/6/2019	5,000	373 / 7%	$597,500
#99SS1	9/11/2019	1,000	50 / 5%	$137,500
#94FS1	9/17/2019	2,000	101 / 5%	$145,000
#61MG1	9/30/2019	5,000	788 / 16%	$340,000
#92CC1	10/2/2019	2,000	41 / 2%	$52,500
#89FT1	10/11/2019	4,000	400 / 10%	$180,000
#80PN1	11/6/2019	5,000	251 / 5%	$48,000
#89FG2	11/14/2019	1,700	69 / 4%	$127,500
#88LL1	12/8/2019	2,000	528 / 26%	$292,000

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold.

(1)The Asset Manager is the beneficial owner of these Interests.

(2)Upon the designation of the Series, the Asset Manager became the initial member holding 100% of the Interest in the Series.  Upon the Closing of the Offering, the Asset Manager must own at least 2% of the Series.

(3)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s Offering Circular (as amended). All other Interests in Series of the Company were issued under Tier 2 of Regulation A+.

ITEM 5. RELATED PARTY TRANSACTIONS

From time to time, the Manager as well as individual officers of the Manager may make loans to the Company to facilitate the purchase of Automobile Assets prior to the Closing of a Series’ Offering.  It is anticipated that each of the loans and any related interest expense would be repaid through proceeds of the Offering associated with a Series. It is further anticipated that once a Series repaid the Company and other parties, such as the Manager and the broker, from the proceeds of a closed Offering, the Underlying Assets would be transferred to the related Series and no Series would bear the economic effects of any loan made to purchase any other Underlying Asset.

As of the end of the Current Period and Prior Period, amounts outstanding due to Manager and affiliates are shown as below:

Period	Due to the Manager and its Affiliates
2019	$1,280,433
2020	$408,509

ITEM 6. OTHER SIGNIFICANT INFORMATION

None.

ITEM 7.  FINANCIAL STATEMENTS FOR THE FISCAL YEARS ENDED DECEMBER 31, 2020 AND 2019

CONTENTS

PAGE

RSE COLLECTION, LLC AND VARIOUS SERIES:

Years Ended December 31, 2020 and 2019 Audited Consolidated Financial Statements

Report of Independent Registered Public Accounting FirmF-1

Consolidated Balance SheetsF-2

Consolidated Statements of OperationsF-17

Consolidated Statements of Members’ Equity F-32

Consolidated Statements of Cash Flows F-39

Notes to Consolidated Financial Statements F-54

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members of

RSE Collection, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of RSE Collection, LLC (the "Company") on a consolidated basis and for each listed Series as of December 31, 2020 and 2019, and the related consolidated statements of operations, members' equity, and cash flows for the Company on a consolidated basis and for each listed Series for each of the years then ended, and the related notes (collectively referred to as the "financial statements").  In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company and each listed Series as of December 31, 2020 and 2019, and the consolidated results of operations and cash flows for the Company and each listed Series for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company and each listed Series will continue as a going concern.  As discussed in Note A to the financial statements, the Company's and each listed Series' lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note A.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on the Company's and each listed Series' financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company and each listed Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.  Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks.  Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.  Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

We have served as the Company's auditor since 2017.

/s/ EisnerAmper LLP

EISNERAMPER LLP

New York, New York

May 4, 2021

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2020

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1	Series #89PS1
Assets
Current Assets
Cash and Cash Equivalents	$4,149	-	-	$2,214	$1,000	$1,271
Pre-paid Insurance	-	-	-	-	-	-
Total Current Assets	4,149	-	-	2,214	1,000	1,271

Collectible Automobiles - Deposits	-	-	-	-	-	-
Collectible Automobiles - Owned	106,266	175,826	132,382	408,386	114,541	160,000
TOTAL ASSETS	$110,415	$175,826	$132,382	$410,600	$115,541	$161,271

LIABILITIES AND MEMBERS' EQUITY / DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	-	$-
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	15	26	19	60	17	24
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	15	26	19	60	17	24
Members' Equity
Membership Contributions	111,236	163,883	133,508	422,131	116,742	161,521
Capital Contribution for Operating Expense	11,150	13,292	12,475	13,231	9,397	8,451
Capital Contribution for loss at Offering close	-	12,344	-	3,357	444	-
Distribution to RSE Collection	(821)	(401)	(1,126)	(14,889)	(1,645)	(250)
Retained Earnings / (Accumulated Deficit)	(11,165)	(13,317)	(12,494)	(13,291)	(9,413)	(8,474)
Members' Equity	110,400	175,800	132,363	410,540	115,524	161,247
TOTAL LIABILITIES AND MEMBERS' EQUITY	$110,415	$175,826	$132,382	$410,600	$115,541	$161,271

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2020

	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1	Series #93XJ1	Series #02AX1
Assets
Current Assets
Cash and Cash Equivalents	$485	$2,485	$2,500	$-	$1,485	$1,985
Pre-paid Insurance	-	-	-	-	-	-
Total Current Assets	485	2,485	2,500	-	1,485	1,985

Collectible Automobiles - Deposits	-	-	-	-	-	-
Collectible Automobiles - Owned	14,786	332,806	122,544	-	488,586	101,786
TOTAL ASSETS	$15,271	$335,291	$125,044	$-	$490,071	$103,771

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$-	$-
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	2	49	18	-	68	15
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	2	49	18	-	68	15
Members' Equity
Membership Contributions	15,446	335,691	125,757	-	487,801	104,452
Capital Contribution for Operating Expense	8,234	10,711	8,479	-	5,470	7,464
Capital Contribution for loss at Offering close	-	-	-	-	7,373	-
Distribution to RSE Collection	(175)	(400)	(713)	-	(5,103)	(681)
Retained Earnings / (Accumulated Deficit)	(8,236)	(10,759)	(8,497)	-	(5,538)	(7,479)
Members' Equity	15,269	335,242	125,026	-	490,003	103,756
TOTAL LIABILITIES AND MEMBERS' EQUITY	$15,271	$335,291	$125,044	$-	$490,071	$103,771

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2020

	Series #99LE1	Series #91MV1	Series #92LD1	Series #94DV1	Series #00FM1	Series #72MC1
Assets
Current Assets
Cash and Cash Equivalents	$1,985	$984	$1,853	$1,984	$-	$4,989
Pre-paid Insurance	-	-	-	-	-	-
Total Current Assets	1,985	984	1,853	1,984	-	4,989

Collectible Automobiles - Deposits	-	-	-	-	-	-
Collectible Automobiles - Owned	64,271	35,437	157,902	52,787	-	115,562
TOTAL ASSETS	$66,256	$36,421	$159,755	$54,771	$-	$120,551

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$-	$-
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	9	5	22	8	-	17
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	9	5	22	8	-	17
Members' Equity
Membership Contributions	66,699	36,621	160,430	54,771	-	120,551
Capital Contribution for Operating Expense	7,564	7,364	7,862	7,456	-	7,497
Capital Contribution for loss at Offering close	-	-	-	-	-	-
Distribution to RSE Collection	(443)	(200)	-	-	-	-
Retained Earnings / (Accumulated Deficit)	(7,574)	(7,369)	(8,558)	(7,464)	-	(7,514)
Members' Equity	66,247	36,416	159,734	54,763	-	120,534
TOTAL LIABILITIES AND MEMBERS' EQUITY	$66,256	$36,421	$159,755	$54,771	$-	$120,551

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2020

	Series #06FG1	Series #11BM1	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1
Assets
Current Assets
Cash and Cash Equivalents	$2,500	$2,000	$3,504	$3,000	$2,000	$1,999
Pre-paid Insurance	-	-	-	-	-	-
Total Current Assets	2,500	2,000	3,504	3,000	2,000	1,999

Collectible Automobiles - Deposits	-	-	-	-	-	-
Collectible Automobiles - Owned	309,286	79,786	612,439	186,301	136,465	120,286
TOTAL ASSETS	$311,786	$81,786	$615,943	$189,301	$138,465	$122,285

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$-	$-
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	46	12	90	27	20	18
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	46	12	90	27	20	18
Members' Equity
Membership Contributions	312,086	82,286	616,716	189,601	138,765	122,586
Capital Contribution for Operating Expense	8,536	6,700	8,386	8,057	7,070	6,873
Capital Contribution for loss at Offering close	-	-	-	-	-	-
Distribution to RSE Collection	(300)	(500)	(774)	(300)	(300)	(300)
Retained Earnings / (Accumulated Deficit)	(8,581)	(6,712)	(8,476)	(8,084)	(7,090)	(6,892)
Members' Equity	311,740	81,774	615,853	189,274	138,445	122,267
TOTAL LIABILITIES AND MEMBERS' EQUITY	$311,786	$81,786	$615,943	$189,301	$138,465	$122,285

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2020

	Series #76PT1	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Assets
Current Assets
Cash and Cash Equivalents	$1,999	$2,649	$3,700	$3,050	$1,799	$2,898
Pre-paid Insurance	-	-	-	-	-	-
Total Current Assets	1,999	2,649	3,700	3,050	1,799	2,898

Collectible Automobiles - Deposits	-	-	-	-	-	-
Collectible Automobiles - Owned	182,802	75,903	170,286	131,136	23,187	235,388
TOTAL ASSETS	$184,801	$78,552	$173,986	$134,186	$24,986	$238,286

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$-	$-
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	26	11	25	19	3	35
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	26	11	25	19	3	35
Members' Equity
Membership Contributions	185,301	79,052	173,986	134,186	24,986	238,636
Capital Contribution for Operating Expense	6,995	6,553	6,695	4,782	4,078	6,497
Capital Contribution for loss at Offering close	-	-	-	-	-	-
Distribution to RSE Collection	(500)	(500)	-	-	-	(350)
Retained Earnings / (Accumulated Deficit)	(7,021)	(6,564)	(6,720)	(4,801)	(4,081)	(6,532)
Members' Equity	184,775	78,541	173,961	134,167	24,983	238,251
TOTAL LIABILITIES AND MEMBERS' EQUITY	$184,801	$78,552	$173,986	$134,186	$24,986	$238,286

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2020

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1	Series #61MG1
Assets
Current Assets
Cash and Cash Equivalents	$2,300	$4,148	$4,550	$3,064	$2,962	$4,197
Pre-paid Insurance	-	-	-	-	-	-
Total Current Assets	2,300	4,148	4,550	3,064	2,962	4,197

Collectible Automobiles - Deposits	-	-	-	-	-	-
Collectible Automobiles - Owned	75,997	63,071	572,236	129,227	138,482	325,590
TOTAL ASSETS	$78,297	$67,219	$576,786	$132,291	$141,444	$329,787

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$-	$-
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	11	9	84	19	20	48
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	11	9	84	19	20	48
Members' Equity
Membership Contributions	79,297	65,005	577,286	133,279	141,794	330,287
Capital Contribution for Operating Expense	5,832	4,434	6,643	4,842	4,116	5,271
Capital Contribution for loss at Offering close	-	2,214	-	-	-	-
Distribution to RSE Collection	(1,000)	-	(500)	(988)	(350)	(500)
Retained Earnings / (Accumulated Deficit)	(5,843)	(4,443)	(6,727)	(4,860)	(4,136)	(5,319)
Members' Equity	78,286	67,209	576,702	132,272	141,424	329,739
TOTAL LIABILITIES AND MEMBERS' EQUITY	$78,297	$67,219	$576,786	$132,291	$141,444	$329,787

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2020

	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Series #03SS1	Consolidated
Assets
Current Assets
Cash and Cash Equivalents	$2,412	$1,714	$3,662	$3,288	$5,489	$23,641	$133,487
Pre-paid Insurance	-	-	-	-	-	-	4
Total Current Assets	2,412	1,714	3,662	3,288	5,489	23,641	133,491

Collectible Automobiles - Deposits	-	-	-	-	-	-	11,000
Collectible Automobiles - Owned	46,188	175,136	47,388	119,562	277,811	-	7,283,391
TOTAL ASSETS	$48,600	$176,850	$51,050	$122,850	$283,300	$23,641	$7,427,882

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	-	$-	$-	$-	$-	$-
Income Taxes Payable	-	-	-	-	-	18,373	18,373
Insurance Payable	7	26	7	18	41	-	1,280
Due to the Manager or its Affiliates	-	-	-	-	-	-	408,509
Total Liabilities	7	26	7	18	41	18,373	428,162
Members' Equity
Membership Contributions	48,600	176,850	47,020	123,550	283,775	-	6,995,378
Capital Contribution for Operating Expense	3,723	5,236	3,569	3,681	4,881	-	518,237
Capital Contribution for loss at Offering close	-	400	4,030	-	-	-	44,272
Distribution to RSE Collection	-	(400)	-	(700)	(475)	-	-
Retained Earnings / (Accumulated Deficit)	(3,729)	(5,261)	(3,576)	(3,698)	(4,922)	5,268	(558,167)
Members' Equity	48,593	176,825	51,043	122,833	283,259	5,268	6,999,720
TOTAL LIABILITIES AND MEMBERS' EQUITY	$48,600	$176,850	$51,050	$122,850	$283,300	$23,641	$7,427,882

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1
Assets
Current Assets
Cash and Cash Equivalents	$4,149	$-	$-	$2,214	$1,000
Pre-paid Insurance	104	130	120	384	95
Total Current Assets	4,253	130	120	2,598	1,095
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	106,266	175,826	132,382	408,386	114,541
TOTAL ASSETS	$110,519	$175,956	$132,502	$410,984	$115,636

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$479	$479	$479	$479	$479
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	479	479	479	479	479

Membership Contributions	111,236	163,883	133,508	422,131	116,742
Capital Contribution for Operating Expenses	7,569	9,630	8,861	9,346	5,805
Capital Contribution for loss at Offering close	-	12,344	-	3,357	444
Distribution to RSE Collection	(821)	(401)	(1,126)	(14,889)	(1,645)
Retained Earnings / (Accumulated Deficit)	(7,944)	(9,979)	(9,220)	(9,440)	(6,189)
Members' Equity	110,040	175,477	132,023	410,505	115,157
TOTAL LIABILITIES AND MEMBERS' EQUITY	$110,519	$175,956	$132,502	$410,984	$115,636

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #89PS1	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1
Assets
Current Assets
Cash and Cash Equivalents	$1,271	$485	$2,485	$2,500	$9,152
Pre-paid Insurance	131	16	272	101	-
Total Current Assets	1,402	501	2,757	2,601	9,152
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	160,000	14,786	332,806	122,544	-
TOTAL ASSETS	$161,402	$15,287	$335,563	$125,145	$9,152

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$304	$304	$479	$479	$-
Income Taxes Payable	-	-	-	-	6,746
Due to the Manager for Insurance	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	2,406
Total Liabilities	304	304	479	479	9,152

Membership Contributions	161,521	15,446	335,691	125,757	-
Capital Contribution for Operating Expenses	4,975	4,920	6,888	4,878	-
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Collection	(250)	(175)	(400)	(713)	-
Retained Earnings / (Accumulated Deficit)	(5,148)	(5,208)	(7,095)	(5,256)	-
Members' Equity	161,098	14,983	335,084	124,666	-
TOTAL LIABILITIES AND MEMBERS' EQUITY	$161,402	$15,287	$335,563	$125,145	$9,152

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #93XJ1	Series #02AX1	Series #99LE1	Series #91MV1	Series #92LD1
Assets
Current Assets
Cash and Cash Equivalents	$1,485	$1,985	$1,985	$984	$1,853
Pre-paid Insurance	499	84	50	26	117
Total Current Assets	1,984	2,069	2,035	1,011	1,970
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	488,586	101,786	64,271	35,437	157,902
TOTAL ASSETS	$490,570	$103,855	$66,306	$36,448	$159,872

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$-	$479	$479	$479	$304
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	-	479	479	479	304

Membership Contributions	487,801	104,452	66,699	36,621	160,430
Capital Contribution for Operating Expenses	3,942	3,884	4,020	3,851	4,398
Capital Contribution for loss at Offering close	7,373	-	-	-	-
Distribution to RSE Collection	(5,103)	(681)	(443)	(200)	-
Retained Earnings / (Accumulated Deficit)	(3,443)	(4,279)	(4,449)	(4,303)	(5,260)
Members' Equity	490,570	103,376	65,827	35,969	159,568
TOTAL LIABILITIES AND MEMBERS' EQUITY	$490,570	$103,855	$66,306	$36,448	$159,872

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #94DV1	Series #00FM1	Series #72MC1	Series #06FG1	Series #11BM1
Assets
Current Assets
Cash and Cash Equivalents	$1,984	$3,760	$4,989	$2,500	$2,000
Pre-paid Insurance	20	-	-	112	-
Total Current Assets	2,004	3,760	4,989	2,612	2,000
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	52,787	-	115,562	309,286	79,786
TOTAL ASSETS	$54,791	$3,760	$120,551	$311,898	$81,786

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$304	$-	$304	$304	$304
Income Taxes Payable	-	2,711	-	-	-
Due to the Manager for Insurance	-	-	3	-	-
Due to the Manager or its Affiliates	-	1,049	-	-	-
Total Liabilities	304	3,760	307	304	304

Membership Contributions	54,771	-	120,551	312,086	82,286
Capital Contribution for Operating Expenses	4,076	-	3,977	4,772	3,253
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Collection	-	-	-	(300)	(500)
Retained Earnings / (Accumulated Deficit)	(4,360)	-	(4,284)	(4,964)	(3,557)
Members' Equity	54,487	-	120,244	311,594	81,482
TOTAL LIABILITIES AND MEMBERS' EQUITY	$54,791	$3,760	$120,551	$311,898	$81,786

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1	Series #76PT1
Assets
Current Assets
Cash and Cash Equivalents	$3,504	$3,000	$2,000	$1,999	$1,999
Pre-paid Insurance	495	141	103	90	11
Total Current Assets	3,999	3,141	2,103	2,089	2,010
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	612,439	186,301	136,465	120,286	182,802
TOTAL ASSETS	$616,438	$189,442	$138,568	$122,375	$184,812

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$304	$304	$304	$304	$304
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	304	304	304	304	304

Membership Contributions	616,716	189,601	138,765	122,586	185,301
Capital Contribution for Operating Expenses	4,409	4,551	3,620	3,442	3,376
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Collection	(774)	(300)	(300)	(300)	(500)
Retained Earnings / (Accumulated Deficit)	(4,217)	(4,714)	(3,821)	(3,657)	(3,669)
Members' Equity	616,134	189,138	138,264	122,071	184,508
TOTAL LIABILITIES AND MEMBERS' EQUITY	$616,438	$189,442	$138,568	$122,375	$184,812

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Assets
Current Assets
Cash and Cash Equivalents	$2,649	$3,700	$3,050	$1,799	$2,898
Pre-paid Insurance	-	11	-	-	-
Total Current Assets	2,649	3,711	3,050	1,799	2,898
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	75,903	170,286	131,136	23,187	235,388
TOTAL ASSETS	$78,552	$173,997	$134,186	$24,986	$238,286

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$304	$479	$304	$304	$304
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	23	-	16	7	7
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	327	479	320	311	311

Membership Contributions	79,052	173,986	134,186	24,986	238,636
Capital Contribution for Operating Expenses	3,086	2,917	1,210	872	2,737
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Collection	(500)	-	-	-	(350)
Retained Earnings / (Accumulated Deficit)	(3,413)	(3,385)	(1,530)	(1,183)	(3,048)
Members' Equity	78,225	173,518	133,866	24,675	237,975
TOTAL LIABILITIES AND MEMBERS' EQUITY	$78,552	$173,997	$134,186	$24,986	$238,286

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1
Assets
Current Assets
Cash and Cash Equivalents	$2,300	$4,439	$4,550	$3,064	$2,962
Pre-paid Insurance	10	-	201	17	38
Total Current Assets	2,310	4,439	4,751	3,081	3,000
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	75,997	62,780	572,236	129,227	138,482
TOTAL ASSETS	$78,307	$67,219	$576,987	$132,308	$141,482

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$304	$304	$479	$479	$304
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	-	19	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	304	323	479	479	304

Membership Contributions	79,297	65,005	577,286	133,279	141,794
Capital Contribution for Operating Expenses	2,403	999	2,319	1,150	604
Capital Contribution for loss at Offering close	-	2,214	-	-	-
Distribution to RSE Collection	(1,000)	-	(500)	(988)	(350)
Retained Earnings / (Accumulated Deficit)	(2,697)	(1,322)	(2,597)	(1,612)	(870)
Members' Equity	78,003	66,896	576,508	131,829	141,178
TOTAL LIABILITIES AND MEMBERS' EQUITY	$78,307	$67,219	$576,987	$132,308	$141,482

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #61MG1	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Consolidated
Assets
Current Assets
Cash and Cash Equivalents	$4,197	$2,412	$1,714	$3,662	$3,288	$5,789	$114,536
Pre-paid Insurance	-	12	-	-	7	77	3,982
Total Current Assets	4,197	2,424	1,714	3,662	3,295	5,866	118,518
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-	-	616,000
Collectible Automobiles - Owned	325,590	46,188	175,136	47,388	119,562	277,511	7,546,553
TOTAL ASSETS	$329,787	$48,612	$176,850	$51,050	$122,857	$283,377	$8,281,071

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$304	$304	$417	$273	$232	$106	$16,752
Income Taxes Payable	-	-	-	-	-	-	9,457
Due to the Manager for Insurance	84	-	76	2	-	-	406
Due to the Manager or its Affiliates	-	-	-	-	-	-	1,280,433
Total Liabilities	388	304	493	275	232	106	1,307,048

Membership Contributions	330,287	48,600	176,850	47,020	123,550	283,775	6,995,378
Capital Contribution for Operating Expenses	1,288	351	1,429	212	236	1,349	250,769
Capital Contribution for loss at Offering close	-	-	400	4,030	-	-	44,272
Distribution to RSE Collection	(500)	-	(400)	-	(700)	(475)	-
Retained Earnings / (Accumulated Deficit)	(1,676)	(643)	(1,922)	(487)	(461)	(1,378)	(316,397)
Members' Equity	329,399	48,308	176,357	50,775	122,625	283,271	6,974,022
TOTAL LIABILITIES AND MEMBERS' EQUITY	$329,787	$48,612	$176,850	$51,050	$122,857	$283,377	$8,281,071

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2020

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1	Series #89PS1
Operating Expenses
Storage	$1,796	$1,796	$1,796	$1,796	$1,796	$1,796
Transportation	-	-	-	-	-	-
Insurance	225	342	278	855	228	330
Professional Fees	1,200	1,200	1,200	1,200	1,200	1,200
Marketing Expense	-	-	-	-	-	-
Total Operating Expenses	3,222	3,338	3,274	3,851	3,224	3,326
Operating Loss	(3,222)	(3,338)	(3,274)	(3,851)	(3,224)	(3,326)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-	-
Other Income / (Loss)
Gain (Loss) on Sale	-	-	-	-	-	-
(Loss) on Impairment	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(3,222)	(3,338)	(3,274)	(3,851)	(3,224)	(3,326)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$(3,222)	$(3,338)	$(3,274)	$(3,851)	$(3,224)	$(3,326)

Basic and Diluted (Loss) per Membership Interest	$(1.61)	$(1.67)	$(1.64)	$(1.93)	$(1.61)	$(1.66)
Weighted Average Membership Interests	2000	2000	2000	2000	2000	2000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2020

	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1	Series #93XJ1	Series #02AX1
Operating Expenses
Storage	$1,796	$1,796	$1,796	$-	$-	$1,796
Transportation	-	-	-	-	-	-
Insurance	32	668	245	-	895	204
Professional Fees	1,200	1,200	1,200	-	1,200	1,200
Marketing Expense	-	-	-	-	-	-
Total Operating Expenses	3,028	3,664	3,241	-	2,095	3,200
Operating Loss	(3,028)	(3,664)	(3,241)	-	(2,095)	(3,200)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-	-
Other Income / (Loss)
Gain (Loss) on Sale	-	-	-	-	-	-
(Loss) on Impairment	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(3,028)	(3,664)	(3,241)	-	(2,095)	(3,200)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$(3,028)	$(3,664)	$(3,241)	$-	$(2,095)	$(3,200)

Basic and Diluted (Loss) per Membership Interest	$(1.51)	$(0.73)	$(1.62)		$(0.42)	$(1.60)
Weighted Average Membership Interests	2000	5000	2000		5000	2000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2020

	Series #99LE1	Series #91MV1	Series #92LD1	Series #94DV1	Series #00FM1	Series #72MC1
Operating Expenses
Storage	$1,796	$1,796	$1,796	$1,796	$-	$1,796
Transportation	-	-	-	-	-	-
Insurance	128	70	302	107	-	234
Professional Fees	1,200	1,200	1,200	1,200	-	1,200
Marketing Expense	-	-	-	-	-	-
Total Operating Expenses	3,124	3,066	3,298	3,104	-	3,231
Operating Loss	(3,124)	(3,066)	(3,298)	(3,104)	-	(3,231)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-	-
Other Income / (Loss)
Gain (Loss) on Sale	-	-	-	-	-	-
(Loss) on Impairment	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(3,124)	(3,066)	(3,298)	(3,104)	-	(3,231)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$(3,124)	$(3,066)	$(3,298)	$(3,104)	$-	$(3,231)

Basic and Diluted (Loss) per Membership Interest	$(1.56)	$(1.53)	$(1.10)	$(1.55)		$(1.62)
Weighted Average Membership Interests	2000	2000	3000	2000		2000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2020

	Series #06FG1	Series #11BM1	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1
Operating Expenses
Storage	$1,796	$1,796	$1,796	$1,796	$1,796	$1,796
Transportation	-	-	-	-	-	-
Insurance	621	159	1,263	374	272	239
Professional Fees	1,200	1,200	1,200	1,200	1,200	1,200
Marketing Expense	-	-	-	-	-	-
Total Operating Expenses	3,617	3,156	4,259	3,370	3,268	3,235
Operating Loss	(3,617)	(3,156)	(4,259)	(3,370)	(3,268)	(3,235)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-	-
Other Income / (Loss)
Gain (Loss) on Sale	-	-	-	-	-	-
(Loss) on Impairment	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(3,617)	(3,156)	(4,259)	(3,370)	(3,268)	(3,235)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$(3,617)	$(3,156)	$(4,259)	$(3,370)	$(3,268)	$(3,235)

Basic and Diluted (Loss) per Membership Interest	$(0.72)	$(1.58)	$(0.85)	$(1.12)	$(1.09)	$(1.62)
Weighted Average Membership Interests	5000	2000	5000	3000	3000	2000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2020

	Series #76PT1	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Operating Expenses
Storage	$1,796	$1,796	$1,796	$1,796	$1,654	$1,796
Transportation	-	-	-	-	-	-
Insurance	356	154	338	274	45	488
Professional Fees	1,200	1,200	1,200	1,200	1,200	1,200
Marketing Expense	-	-	-	-	-	-
Total Operating Expenses	3,353	3,151	3,335	3,270	2,898	3,484
Operating Loss	(3,353)	(3,151)	(3,335)	(3,270)	(2,898)	(3,484)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-	-
Other Income / (Loss)
Gain (Loss) on Sale	-	-	-	-	-	-
(Loss) on Impairment	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(3,353)	(3,151)	(3,335)	(3,270)	(2,898)	(3,484)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$(3,353)	$(3,151)	$(3,335)	$(3,270)	$(2,898)	$(3,484)

Basic and Diluted (Loss) per Membership Interest	$(1.12)	$(1.05)	$(1.67)	$(1.64)	$(0.58)	$(1.16)
Weighted Average Membership Interests	3000	3000	2000	2000	5000	3000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2020

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1	Series #61MG1
Operating Expenses
Storage	$1,796	$1,796	$1,796	$1,796	$1,796	$1,796
Transportation	-	-	-	-	-	-
Insurance	149	126	1,134	252	269	647
Professional Fees	1,200	1,200	1,200	1,200	1,200	1,200
Marketing Expense	-	-	-	-	-	-
Total Operating Expenses	3,146	3,122	4,131	3,248	3,266	3,643
Operating Loss	(3,146)	(3,122)	(4,131)	(3,248)	(3,266)	(3,643)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-	-
Other Income / (Loss)
Gain (Loss) on Sale	-	-	-	-	-	-
(Loss) on Impairment	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(3,146)	(3,122)	(4,131)	(3,248)	(3,266)	(3,643)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$(3,146)	$(3,122)	$(4,131)	$(3,248)	$(3,266)	$(3,643)

Basic and Diluted (Loss) per Membership Interest	$(1.57)	$(1.42)	$(0.83)	$(3.25)	$(1.63)	$(0.73)
Weighted Average Membership Interests	2000	2200	5000	1000	2000	5000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2020

	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Series #03SS1	Consolidated
Operating Expenses
Storage	$1,796	$1,796	$1,796	$1,796	$1,796	$45	$74,400
Transportation	-	-	-	-	-	-	1,100
Insurance	90	343	92	241	547	334	19,499
Professional Fees	1,200	1,200	1,200	1,200	1,200	20	48,020
Marketing Expense	-	-	-	-	-	-	500
Total Operating Expenses	3,086	3,340	3,089	3,237	3,544	399	143,519
Operating Loss	(3,086)	(3,340)	(3,089)	(3,237)	(3,544)	(399)	(143,519)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-	-	165
Other Income / (Loss)
Gain (Loss) on Sale	-	-	-	-	-	87,250	59,484
(Loss) on Impairment	-	-	-	-	-	-	(75,987)
Income / (Loss) Before Income Taxes	(3,086)	(3,340)	(3,089)	(3,237)	(3,544)	86,851	(160,188)
Provision for Income Taxes	-	-	-	-	-	18,373	18,373
Net Income / (Loss)	$(3,086)	$(3,340)	$(3,089)	$(3,237)	$(3,544)	$68,479	$(178,560)

Basic and Diluted (Loss) per Membership Interest	$(1.54)	$(0.83)	$(0.62)	$(1.90)	$(1.77)	$22.83
Weighted Average Membership Interests	2000	4000	5000	1700	2000	3000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1
Operating Expenses
Storage	$2,279	$2,279	$2,279	$2,279	$2,279
Transportation	500	1,700	2,300	500	500
Insurance	492	627	573	1,784	442
Professional Fees	1,200	1,200	1,200	1,200	1,200
Marketing Expense	-	-	-	-	-
Total Operating Expenses	4,471	5,806	6,352	5,763	4,421
Operating Loss	(4,471)	(5,806)	(6,352)	(5,763)	(4,421)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(4,471)	(5,806)	(6,352)	(5,763)	(4,421)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(4,471)	$(5,806)	$(6,352)	$(5,763)	$(4,421)

Basic and Diluted Income / (Loss) per Membership Interest	$(2.24)	$(2.90)	$(3.18)	$(2.88)	$(2.21)
Weighted Average Membership Interest	2000	2000	2000	2000	2000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

	Series #89PS1	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1
Operating Expenses
Storage	$654	$2,479	$2,279	$2,279	$600
Transportation	1,850	279	500	500	-
Insurance	654	74	1,285	478	247
Professional Fees	1,200	1,200	1,200	1,200	419
Marketing Expense	-	-	-	-	-
Total Operating Expenses	4,358	4,032	5,264	4,457	1,266
Operating Loss	(4,358)	(4,032)	(5,264)	(4,457)	(1,266)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	(34,714)
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(4,358)	(4,032)	(5,264)	(4,457)	33,448
Provision for Income Taxes	-	-	-	-	6,746
Net Income / (Loss)	$(4,358)	$(4,032)	$(5,264)	$(4,457)	$26,702

Basic and Diluted Income / (Loss) per Membership Interest	$(2.18)	$(2.02)	$(1.05)	$(2.23)	$5.34
Weighted Average Membership Interest	2000	2000	5000	2000	5000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

	Series #93XJ1	Series #02AX1	Series #99LE1	Series #91MV1	Series #92LD1
Operating Expenses
Storage	$-	$2,279	$2,279	$2,279	$2,479
Transportation	-	-	500	500	278
Insurance	1,704	397	256	141	605
Professional Fees	1,200	1,200	1,200	1,200	1,200
Marketing Expense	-	-	-	-	675
Total Operating Expenses	2,904	3,876	4,235	4,120	5,237
Operating Loss	(2,904)	(3,876)	(4,235)	(4,120)	(5,237)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,904)	(3,876)	(4,235)	(4,120)	(5,237)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(2,904)	$(3,876)	$(4,235)	$(4,120)	$(5,237)

Basic and Diluted Income / (Loss) per Membership Interest	$(0.58)	$(1.94)	$(2.12)	$(2.06)	$(1.75)
Weighted Average Membership Interest	5000	2000	2000	2000	3000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

	Series #94DV1	Series #00FM1	Series #72MC1	Series #06FG1	Series #11BM1
Operating Expenses
Storage	$2,479	$645	$2,377	$2,104	$1,879
Transportation	390	-	278	390	279
Insurance	212	77	445	1,299	283
Professional Fees	1,200	335	1,184	1,171	1,116
Marketing Expense	-	-	-	-	-
Total Operating Expenses	4,281	1,057	4,284	4,964	3,557
Operating Loss	(4,281)	(1,057)	(4,284)	(4,964)	(3,557)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	(14,438)	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(4,281)	13,381	(4,284)	(4,964)	(3,557)
Provision for Income Taxes	-	2,711	-	-	-
Net Income / (Loss)	$(4,281)	$10,670	$(4,284)	$(4,964)	$(3,557)

Basic and Diluted Income / (Loss) per Membership Interest	$(2.14)	$5.33	$(2.14)	$(0.99)	$(1.78)
Weighted Average Membership Interest	2000	2000	2000	5000	2000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1	Series #76PT1
Operating Expenses
Storage	$654	$2,240	$2,103	$1,973	$1,944
Transportation	350	779	279	390	279
Insurance	2,152	635	439	352	517
Professional Fees	1,061	1,060	1,000	942	929
Marketing Expense	-	-	-	-	-
Total Operating Expenses	4,217	4,714	3,821	3,657	3,669
Operating Loss	(4,217)	(4,714)	(3,821)	(3,657)	(3,669)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(4,217)	(4,714)	(3,821)	(3,657)	(3,669)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(4,217)	$(4,714)	$(3,821)	$(3,657)	$(3,669)

Basic and Diluted Income / (Loss) per Membership Interest	$(0.84)	$(1.57)	$(1.27)	$(1.83)	$(1.22)
Weighted Average Membership Interest	5000	3000	3000	2000	3000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Operating Expenses
Storage	$1,902	$1,572	$304	$304	$1,377
Transportation	390	500	-	-	224
Insurance	234	466	400	66	632
Professional Fees	887	847	826	813	813
Marketing Expense	-	-	-	-	-
Total Operating Expenses	3,413	3,385	1,530	1,183	3,048
Operating Loss	(3,413)	(3,385)	(1,530)	(1,183)	(3,048)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(3,413)	(3,385)	(1,530)	(1,183)	(3,048)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(3,413)	$(3,385)	$(1,530)	$(1,183)	$(3,048)

Basic and Diluted Income / (Loss) per Membership Interest	$(1.14)	$(1.69)	$(0.77)	$(0.24)	$(1.02)
Weighted Average Membership Interest	3000	2000	2000	5000	3000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1
Operating Expenses
Storage	$2,041	$654	$479	$599	$374
Transportation	-	-	850	500	-
Insurance	130	142	826	153	156
Professional Fees	526	526	442	360	340
Marketing Expense	-	-	-	-	-
Total Operating Expenses	2,697	1,322	2,597	1,612	870
Operating Loss	(2,697)	(1,322)	(2,597)	(1,612)	(870)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,697)	(1,322)	(2,597)	(1,612)	(870)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(2,697)	$(1,322)	$(2,597)	$(1,612)	$(870)

Basic and Diluted Income / (Loss) per Membership Interest	$(1.35)	$(0.60)	$(0.52)	$(1.61)	$(0.44)
Weighted Average Membership Interest	2000	2200	5000	1000	2000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

	Series #61MG1	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Consolidated
Operating Expenses
Storage	$554	$304	$417	$273	$232	$106	$74,124
Transportation	390	-	1,000	-	-	1,100	39,049
Insurance	432	46	240	34	76	101	27,343
Professional Fees	300	293	265	180	153	71	36,060
Marketing Expense	-	-	-	-	-	-	10,160
Total Operating Expenses	1,676	643	1,922	487	461	1,378	186,736
Operating Loss	(1,676)	(643)	(1,922)	(487)	(461)	(1,378)	(186,736)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-	-	411
Other Income
Gain on Sale	-	-	-	-	-	-	(49,152)
Loss on Sale	-	-	-	-	-	-	27,150
Income / (Loss) Before Income Taxes	(1,676)	(643)	(1,922)	(487)	(461)	(1,378)	(165,145)
Provision for Income Taxes	-	-	-	-	-	-	9,457
Net Income / (Loss)	$(1,676)	$(643)	$(1,922)	$(487)	$(461)	$(1,378)	$(174,602)

Basic and Diluted Income / (Loss) per Membership Interest	$(0.34)	$(0.32)	$(0.48)	$(0.10)	$(0.27)	$(0.69)
Weighted Average Membership Interest	5000	2000	4000	5000	1700	2000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2020 and 2019

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1	Series #89PS1
Balance January 1, 2019	$110,386	$175,827	$132,467	$410,885	$115,615	$161,372
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	4,125	5,456	5,908	5,383	3,963	4,084
Distribution to RSE Collection	-	-	-	-	-	-
Net Income / (Loss)	(4,471)	(5,806)	(6,352)	(5,762)	(4,420)	(4,358)
Balance December 31, 2019	110,041	175,477	132,023	410,506	115,157	161,098
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	3,581	3,661	3,614	3,886	3,591	3,475
Distribution to RSE Collection	-	-	-	-	-	-
Net Income / (Loss)	(3,222)	(3,338)	(3,274)	(3,851)	(3,224)	(3,326)
Balance December 31, 2020	$110,400	$175,800	$132,363	$410,540	$115,524	$161,247

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2020 and 2019

	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1	Series #93XJ1	Series #02AX1
Balance January 1, 2019	$15,283	$335,498	$125,121	$195,389	$490,365	$103,835
Distribution	-	-	-	(230,000)	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	3,732	4,850	4,002	7,908	3,108	3,417
Distribution to RSE Collection	-	-	-	-	-	-
Net Income / (Loss)	(4,032)	(5,264)	(4,457)	26,702	(2,904)	(3,876)
Balance December 31, 2019	14,983	335,085	124,667	-	490,570	103,376
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	3,314	3,822	3,601	-	1,529	3,580
Distribution to RSE Collection	-	-	-	-	-	-
Net Income / (Loss)	(3,028)	(3,664)	(3,241)	-	(2,095)	(3,200)
Balance December 31, 2020	$15,269	$335,242	$125,026	$-	$490,003	$103,756

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2020 and 2019

	Series #99LE1	Series #91MV1	Series #92LD1	Series #94DV1	Series #00FM1	Series #72MC1
Balance January 1, 2019	$66,291	$36,440	$160,516	$54,732	$-	$-
Distribution	-	-	-	-	(58,240)	-
Membership Contributions	-	-	-	-	47,774	120,551
Capital Contribution	3,771	3,649	4,289	4,036	8	3,977
Distribution to RSE Collection	-	-	-	-	(212)	-
Net Income / (Loss)	(4,235)	(4,120)	(5,237)	(4,281)	10,670	(4,284)
Balance December 31, 2019	65,827	35,969	159,568	54,487	-	120,244
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	3,544	3,513	3,463	3,380	-	3,520
Distribution to RSE Collection	-	-	-	-	-	-
Net Income / (Loss)	(3,124)	(3,066)	(3,298)	(3,104)	-	(3,231)
Balance December 31, 2020	$66,247	$36,416	$159,734	$54,763	$-	$120,534

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2020 and 2019

	Series #06FG1	Series #11BM1	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1
Balance January 1, 2019	$-	$-	$-	$-	$-	$-
Distribution	-	-	-	-	-	-
Membership Contributions	312,086	82,286	616,716	189,601	138,765	122,586
Capital Contribution	4,772	3,253	4,409	4,551	3,620	3,442
Distribution to RSE Collection	(300)	(500)	(774)	(300)	(300)	(300)
Net Income / (Loss)	(4,964)	(3,556)	(4,217)	(4,714)	(3,821)	(3,657)
Balance December 31, 2019	311,594	81,483	616,134	189,138	138,264	122,071
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	3,764	3,448	3,977	3,506	3,450	3,431
Distribution to RSE Collection	-	-	-	-	-	-
Net Income / (Loss)	(3,617)	(3,156)	(4,259)	(3,370)	(3,268)	(3,235)
Balance December 31, 2020	$311,740	$81,774	$615,853	$189,274	$138,445	$122,267

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2020 and 2019

	Series #76PT1	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Balance January 1, 2019	$-	$-	$-	$-	$-	$-
Distribution	-	-	-	-	-	-
Membership Contributions	185,301	79,052	173,986	134,186	24,986	238,636
Capital Contribution	3,376	3,086	2,917	1,210	872	2,737
Distribution to RSE Collection	(500)	(500)	-	-	-	(350)
Net Income / (Loss)	(3,669)	(3,413)	(3,385)	(1,530)	(1,183)	(3,048)
Balance December 31, 2019	184,508	78,225	173,518	133,866	24,676	237,975
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	3,619	3,466	3,778	3,572	3,205	3,760
Distribution to RSE Collection	-	-	-	-	-	-
Net Income / (Loss)	(3,353)	(3,151)	(3,335)	(3,270)	(2,898)	(3,484)
Balance December 31, 2020	$184,775	$78,541	$173,961	$134,167	$24,983	$238,251

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2020 and 2019

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1	Series #61MG1
Balance January 1, 2019	$-	$-	$-	$-	$-	$-
Distribution	-	-	-	-	-	-
Membership Contributions	79,297	65,005	577,286	133,279	141,794	330,287
Capital Contribution	2,403	3,212	2,319	1,150	604	1,288
Distribution to RSE Collection	(1,000)	-	(500)	(988)	(350)	(500)
Net Income / (Loss)	(2,697)	(1,321)	(2,596)	(1,612)	(870)	(1,676)
Balance December 31, 2019	78,003	66,896	576,509	131,829	141,178	329,400
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	3,429	3,435	4,324	3,691	3,512	3,983
Distribution to RSE Collection	-	-	-	-	-	-
Net Income / (Loss)	(3,146)	(3,122)	(4,131)	(3,248)	(3,266)	(3,643)
Balance December 31, 2020	$78,286	$67,209	$576,702	$132,272	$141,424	$329,739

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2020 and 2019

	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Series #03SS1	Consolidated
Balance January 1, 2019	$-	$-	$-	$-	$-	$-	$2,783,786
Distribution	-	-	-	-	-	-	(230,000)
Membership Contributions	48,600	176,850	47,020	123,550	283,775	-	4,415,016
Capital Contribution	351	1,829	4,242	236	1,349	-	180,036
Distribution to RSE Collection	-	(400)	-	(700)	(475)	-	(212)
Net Income / (Loss)	(643)	(1,921)	(487)	(461)	(1,378)	-	(174,603)
Balance December 31, 2019	48,308	176,357	50,775	122,625	283,271	-	6,974,023
Distribution	-	-	-	-	-	(402,720)	(402,720)
Membership Contributions	-	-	-	-	-	338,300	338,300
Capital Contribution	3,371	3,807	3,357	3,445	3,532	1,209	268,678
Distribution to RSE Collection	-	-	-	-	-	-	-
Net Income / (Loss)	(3,086)	(3,340)	(3,089)	(3,237)	(3,544)	68,479	(178,560)
Balance December 31, 2020	$48,593	$176,825	$51,043	$122,833	$283,259	$5,268	$6,999,720

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2020

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1	Series #89PS1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(3,222)	$(3,338)	$(3,274)	$(3,851)	$(3,224)	$(3,326)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	3,581	3,661	3,614	3,886	3,591	3,475
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Loss on Impairment of Asset	-	-	-	-	-	-
Prepaid Insurance	104	130	120	384	95	131
Insurance Payable	15	26	19	60	17	24
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Accounts Payable	(479)	(479)	(479)	(479)	(479)	(304)
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Deposits on collectible automobiles	-	-	-	-	-	-
Investment in collectible automobiles	-	-	-	-	-	-
Proceeds from Sale of Asset	-	-	-	-	-	-
Net cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distributions	-	-	-	-	-	-
Net cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	4,149	-	-	2,214	1,000	1,271
Cash end of year	$4,149	$-	$-	$2,214	$1,000	$1,271

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2020

	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1	Series #93XJ1	Series #02AX1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(3,028)	$(3,664)	$(3,241)	$-	$(2,095)	$(3,200)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	3,314	3,822	3,601	-	1,529	3,580
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Loss on Impairment of Asset	-	-	-	-	-	-
Prepaid Insurance	16	272	101	-	499	84
Insurance Payable	2	49	18	-	68	15
Income Taxes Payable	-	-	-	(6,746)	-	-
Due to the Manager or its Affiliates	-	-	-	(2,406)	-	-
Accounts Payable	(304)	(479)	(479)	-	-	(479)
Net cash (used in) / provided by operating activities	-	-	-	(9,152)	-	-

Cash flow from investing activities:
Deposits on collectible automobiles	-	-	-	-	-	-
Investment in collectible automobiles	-	-	-	-	-	-
Proceeds from Sale of Asset	-	-	-	-	-	-
Net cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distributions	-	-	-	-	-	-
Net cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	(9,152)	-	-
Cash beginning of year	485	2,485	2,500	9,152	1,485	1,985
Cash end of year	$485	$2,485	$2,500	$-	$1,485	$1,985

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2020

	Series #99LE1	Series #91MV1	Series #92LD1	Series #94DV1	Series #00FM1	Series #72MC1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(3,124)	$(3,066)	$(3,298)	$(3,104)	$-	$(3,231)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	3,544	3,513	3,463	3,380	-	3,520
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Loss on Impairment of Asset	-	-	-	-	-	-
Prepaid Insurance	50	26	117	19	-	-
Insurance Payable	9	5	22	8	-	14
Income Taxes Payable	-	-	-	-	(2,711)	-
Due to the Manager or its Affiliates	-	-	-	-	(1,049)	-
Accounts Payable	(479)	(479)	(304)	(304)	-	(304)
Net cash (used in) / provided by operating activities	-	-	-	-	(3,760)	-

Cash flow from investing activities:
Deposits on collectible automobiles	-	-	-	-	-	-
Investment in collectible automobiles	-	-	-	-	-	-
Proceeds from Sale of Asset	-	-	-	-	-	-
Net cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distributions	-	-	-	-	-	-
Net cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	(3,760)	-
Cash beginning of year	1,985	984	1,853	1,984	3,760	4,989
Cash end of year	$1,985	$984	$1,853	$1,984	-	$4,989

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2020

	Series #06FG1	Series #11BM1	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(3,617)	$(3,156)	$(4,259)	$(3,370)	$(3,268)	$(3,235)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	3,764	3,448	3,977	3,506	3,450	3,431
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Loss on Impairment of Asset	-	-	-	-	-	-
Prepaid Insurance	111	-	495	141	102	90
Insurance Payable	46	12	90	27	20	18
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Accounts Payable	(304)	(304)	(304)	(304)	(304)	(304)
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Deposits on collectible automobiles	-	-	-	-	-	-
Investment in collectible automobiles	-	-	-	-	-	-
Proceeds from Sale of Asset	-	-	-	-	-	-
Net cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distributions	-	-	-	-	-	-
Net cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	2,500	2,000	3,504	3,000	2,000	1,999
Cash end of year	$2,500	$2,000	$3,504	$3,000	$2,000	$1,999

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2020

	Series #76PT1	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(3,353)	$(3,151)	$(3,335)	$(3,270)	$(2,898)	$(3,484)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	3,619	3,466	3,778	3,572	3,205	3,760
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Loss on Impairment of Asset	-	-	-	-	-	-
Prepaid Insurance	11	-	11	-	-	-
Insurance Payable	26	(12)	25	3	(3)	28
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Accounts Payable	(304)	(304)	(479)	(304)	(304)	(304)
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Deposits on collectible automobiles	-	-	-	-	-	-
Investment in collectible automobiles	-	-	-	-	-	-
Proceeds from Sale of Asset	-	-	-	-	-	-
Net cash provided by / (used in) investing activities	-	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distributions	-	-	-	-	-	-
Net cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	1,999	2,649	3,700	3,050	1,799	2,898
Cash end of year	$1,999	$2,649	$3,700	$3,050	$1,799	$2,898

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2020

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1	Series #61MG1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(3,146)	$(3,122)	$(4,131)	$(3,248)	$(3,266)	$(3,643)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	3,429	3,435	4,324	3,691	3,512	3,983
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Loss on Impairment of Asset	-	-	-	-	-	-
Prepaid Insurance	9	-	201	17	37	-
Insurance Payable	11	(10)	84	19	20	(36)
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Accounts Payable	(304)	(304)	(479)	(479)	(304)	(304)
Net cash (used in) / provided by operating activities	-	-	-	-	-	-

Cash flow from investing activities:
Deposits on collectible automobiles	-	-	-	-	-	-
Investment in collectible automobiles	-	(291)	-	-	-	-
Proceeds from Sale of Asset	-	-	-	-	-	-
Net cash provided by / (used in) investing activities	-	(291)	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distributions	-	-	-	-	-	-
Net cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	(291)	-	-	-	-
Cash beginning of year	2,300	4,439	4,550	3,064	2,962	4,197
Cash end of year	$2,300	$4,148	$4,550	$3,064	$2,962	$4,197

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2020

	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Series #03SS1	Consolidated
Cash Flows from Operating Activities:
Net (Loss) / Income	$(3,086)	$(3,340)	$(3,089)	$(3,237)	$(3,544)	$68,479	$(178,560)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	3,371	3,807	3,357	3,445	3,532	1,209	164,924
(Gain) / Loss on sale of Asset	-	-	-	-	-	(87,250)	(59,484)
Loss on Impairment of Asset	-	-	-	-	-	-	75,987
Prepaid Insurance	12	-	-	7	77	-	3,979
Insurance Payable	7	(51)	5	18	41	-	873
Income Taxes Payable	-	-	-	-	-	18,373	8,916
Due to the Manager or its Affiliates	-	-	-	-	-	-	(3,455)
Accounts Payable	(304)	(417)	(273)	(232)	(106)	-	(16,752)
Net cash (used in) / provided by operating activities	-	-	-	-	-	811	(3,572)

Cash flow from investing activities:
Deposits on collectible automobiles	-	-	-	-	-	-	-
Investment in collectible automobiles	-	-	-	-	(300)	(332,750)	(3,341)
Proceeds from Sale of Asset	-	-	-	-	-	420,000	855,000
Net cash provided by / (used in) investing activities	-	-	-	-	(300)	87,250	851,659

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	338,300	338,300
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-	(764,716)
Distributions	-	-	-	-	-	(402,720)	(402,720)
Net cash provided by / (used in) financing activities	-	-	-	-	-	(64,420)	(829,136)

Net change in cash	-	-	-	-	(300)	23,641	18,951
Cash beginning of year	2,412	1,714	3,662	3,288	5,789	-	114,536
Cash end of year	$2,412	$1,714	$3,662	$3,288	$5,489	$23,641	$133,487
Supplemental Cash Flow Information:
Forgiveness of amounts due to manager and Contributed to the Company/Series							$ 103,753

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(4,471)	$(5,806)	$(6,352)	$(5,763)	$(4,421)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	4,125	5,456	5,908	5,383	3,963
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Prepaid Insurance	(33)	(29)	(35)	(99)	(21)
Due to the Manager for Insurance	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Accounts Payable	379	379	479	479	479
Net cash used in operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on collectible automobiles	-	-	-	-	-
Repayment of investments in collectible automobiles upon Offering close	-	-	-	-	-
Investment in collectible automobiles	-	-	-	(286)	-
Proceeds from Sale of Assets	-	-	-	-	-
Net cash (used in) / provided by investing activities	-	-	-	(286)	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Distribution of Gain on sale of assets to members	-	-	-	-	-
Net cash used in financing activities	-	-	-	-	-

Net change in cash	-	-	-	(286)	-
Cash beginning of year	4,149	-	-	2,500	1,000
Cash end of year	$4,149	$-	$-	$2,214	$1,000
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

	Series #89PS1	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(4,358)	$(4,032)	$(5,264)	$(4,457)	$26,702
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	4,084	3,732	4,850	4,002	7,909
(Gain) / Loss on Sale of Assets	-	-	-	-	(34,714)
Prepaid Insurance	(30)	(4)	(65)	(24)	118
Due to the Manager for Insurance	-	-	-	-	-
Income Taxes Payable	-	-	-	-	6,746
Accounts Payable	304	304	479	479	-
Net cash used in operating activities	-	-	-	-	6,761

Cash flow from investing activities:
Deposits on collectible automobiles	-	-	-	-	-
Repayment of investments in collectible automobiles upon Offering close	-	-	-	-	-
Investment in collectible automobiles	-	(286)	(286)	-	(286)
Proceeds from Sale of Assets	-	-	-	-	227,500
Net cash (used in) / provided by investing activities	-	(286)	(286)	-	227,214

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	-	2,406
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Distribution of Gain on sale of assets to members	-	-	-	-	(230,000)
Net cash used in financing activities	-	-	-	-	(227,594)

Net change in cash	-	(286)	(286)	-	6,381
Cash beginning of year	1,271	771	2,771	2,500	2,771
Cash end of year	$1,271	$485	$2,485	$2,500	$9,152
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

	Series #93XJ1	Series #02AX1	Series #99LE1	Series #91MV1	Series #92LD1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(2,904)	$(3,876)	$(4,235)	$(4,120)	$(5,237)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	3,109	3,417	3,771	3,649	4,289
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Prepaid Insurance	(205)	(20)	(15)	(8)	(31)
Due to the Manager for Insurance	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Accounts Payable	-	479	479	479	304
Net cash used in operating activities	-	-	-	-	(675)

Cash flow from investing activities:
Deposits on collectible automobiles	-	-	-	-	-
Repayment of investments in collectible automobiles upon Offering close	-	-	-	-	-
Investment in collectible automobiles	(286)	(286)	(286)	(287)	(243)
Proceeds from Sale of Assets	-	-	-	-	-
Net cash (used in) / provided by investing activities	(286)	(286)	(286)	(287)	(243)

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Distribution of Gain on sale of assets to members	-	-	-	-	-
Net cash used in financing activities	-	-	-	-	-

Net change in cash	(286)	(286)	(286)	(287)	(918)
Cash beginning of year	1,771	2,271	2,271	1,271	2,771
Cash end of year	$1,485	$1,985	$1,985	$984	$1,853
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

	Series #94DV1	Series #00FM1	Series #72MC1	Series #06FG1	Series #11BM1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(4,281)	$10,670	$(4,284)	$(4,964)	$(3,557)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	4,036	8	3,977	4,772	3,253
(Gain) / Loss on Sale of Assets	-	(14,438)	-	-	-
Prepaid Insurance	(58)	-	-	(112)	-
Due to the Manager for Insurance	-	-	3	-	-
Income Taxes Payable	-	2,711	-	-	-
Accounts Payable	304	-	304	304	304
Net cash used in operating activities	-	(1,049)	-	-	-

Cash flow from investing activities:
Deposits on collectible automobiles	-	-	-	-	-
Repayment of investments in collectible automobiles upon Offering close	-	-	-	-	-
Investment in collectible automobiles	(287)	(45,562)	(65,762)	(309,286)	(79,786)
Proceeds from Sale of Assets	-	60,000	-	-	-
Net cash (used in) / provided by investing activities	(287)	14,438	(65,762)	(309,286)	(79,786)

Cash flow from financing activities:
Proceeds from sale of membership interests	-	47,774	70,751	312,086	82,286
Due to the manager and other affiliates	-	1,049	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	-	(212)	-	(300)	(500)
Distribution of Gain on sale of assets to members	-	(58,240)	-	-	-
Net cash used in financing activities	-	(9,629)	70,751	311,786	81,786

Net change in cash	(287)	3,760	4,989	2,500	2,000
Cash beginning of year	2,271	-	-	-	-
Cash end of year	$1,984	$3,760	$4,989	$2,500	$2,000
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	$49,800	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1	Series #76PT1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(4,217)	$(4,714)	$(3,821)	$(3,657)	$(3,669)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	4,409	4,551	3,620	3,442	3,376
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Prepaid Insurance	(496)	(141)	(103)	(89)	(11)
Due to the Manager for Insurance	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Accounts Payable	304	304	304	304	304
Net cash used in operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on collectible automobiles	-	-	-	-	-
Repayment of investments in collectible automobiles upon Offering close	-	-	-	-	-
Investment in collectible automobiles	(564,814)	(186,301)	(136,465)	(120,286)	(182,802)
Proceeds from Sale of Assets	-	-	-	-	-
Net cash (used in) / provided by investing activities	(564,814)	(186,301)	(136,465)	(120,286)	(182,802)

Cash flow from financing activities:
Proceeds from sale of membership interests	569,091	189,601	138,765	122,586	185,301
Due to the manager and other affiliates	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	(774)	(300)	(300)	(300)	(500)
Distribution of Gain on sale of assets to members	-	-	-	-	-
Net cash used in financing activities	568,318	189,301	138,465	122,286	184,801

Net change in cash	3,504	3,000	2,000	1,999	1,999
Cash beginning of year	-	-	-	-	-
Cash end of year	$3,504	$3,000	$2,000	$1,999	$1,999
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	$47,625	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(3,413)	$(3,385)	$(1,530)	$(1,183)	$(3,048)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	3,086	2,917	1,210	872	2,737
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Prepaid Insurance	-	(11)	-	-	-
Due to the Manager for Insurance	23	-	17	7	7
Income Taxes Payable	-	-	-	-	-
Accounts Payable	304	479	304	304	304
Net cash used in operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on collectible automobiles	-	-	-	-	-
Repayment of investments in collectible automobiles upon Offering close	-	-	-	-	-
Investment in collectible automobiles	(75,903)	(170,286)	(131,136)	(23,187)	(235,388)
Proceeds from Sale of Assets	-	-	-	-	-
Net cash (used in) / provided by investing activities	(75,903)	(170,286)	(131,136)	(23,187)	(235,388)

Cash flow from financing activities:
Proceeds from sale of membership interests	79,052	173,986	134,186	24,986	238,636
Due to the manager and other affiliates	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	(500)	-	-	-	(350)
Distribution of Gain on sale of assets to members	-	-	-	-	-
Net cash used in financing activities	78,552	173,986	134,186	24,986	238,286

Net change in cash	2,649	3,700	3,050	1,799	2,898
Cash beginning of year	-	-	-	-	-
Cash end of year	$2,649	$3,700	$3,050	$1,799	$2,898
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(2,697)	$(1,322)	$(2,597)	$(1,612)	$(870)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	2,403	999	2,319	1,150	604
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Prepaid Insurance	(10)	-	(201)	(17)	(38)
Due to the Manager for Insurance	-	19	-	-	-
Income Taxes Payable	-	-	-	-	-
Accounts Payable	304	304	479	479	304
Net cash used in operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on collectible automobiles	-	-	-	-	-
Repayment of investments in collectible automobiles upon Offering close	-	-	-	-	-
Investment in collectible automobiles	(75,997)	(62,780)	(572,236)	(129,227)	(138,482)
Proceeds from Sale of Assets	-	-	-	-	-
Net cash (used in) / provided by investing activities	(75,997)	(62,780)	(572,236)	(129,227)	(138,482)

Cash flow from financing activities:
Proceeds from sale of membership interests	79,297	65,005	577,286	133,279	141,794
Due to the manager and other affiliates	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	2,214	-	-	-
Distribution to RSE Collection	(1,000)	-	(500)	(988)	(350)
Distribution of Gain on sale of assets to members	-	-	-	-	-
Net cash used in financing activities	78,297	67,219	576,786	132,291	141,444

Net change in cash	2,300	4,439	4,550	3,064	2,962
Cash beginning of year	-	-	-	-	-
Cash end of year	$2,300	$4,439	$4,550	$3,064	$2,962
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

	Series #61MG1	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Consolidated
Cash Flows from Operating Activities:
Net (Loss) / Income	$(1,676)	$(643)	$(1,922)	$(487)	$(461)	$(1,378)	$(174,602)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,288	351	1,429	212	236	1,349	146,030
(Gain) / Loss on Sale of Assets	-	-	-	-	-	-	(22,002)
Prepaid Insurance	-	(12)	-	-	(7)	(77)	(2,598)
Due to the Manager for Insurance	84	-	76	2	-	-	423
Income Taxes Payable	-	-	-	-	-	-	9,457
Accounts Payable	304	304	417	273	232	106	16,452
Net cash used in operating activities	-	-	-	-	-	-	(26,840)

Cash flow from investing activities:
Deposits on collectible automobiles	-	-	-	-	-	-	120,432
Repayment of investments in collectible automobiles upon Offering close	-	-	-	-	-	-	-
Investment in collectible automobiles	(325,590)	(46,188)	(175,136)	(47,388)	(119,562)	(277,511)	(3,039,129)
Proceeds from Sale of Assets	-	-	-	-	-	-	397,500
Net cash (used in) / provided by investing activities	(325,590)	(46,188)	(175,136)	(47,388)	(119,562)	(277,511)	(2,521,197)

Cash flow from financing activities:
Proceeds from sale of membership interests	330,287	48,600	176,850	47,020	123,550	283,775	4,375,831
Due to the manager and other affiliates	-	-	-	-	-	-	(1,378,451)
Contribution from Series to RSE Collection	-	-	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	400	4,030	-	-	6,644
Distribution to RSE Collection	(500)	-	(400)	-	(700)	(475)	-
Distribution of Gain on sale of assets to members	-	-	-	-	-	-	(398,240)
Net cash used in financing activities	329,787	48,600	176,850	51,050	122,850	283,300	2,605,784

Net change in cash	4,197	2,412	1,714	3,662	3,288	5,789	57,747
Cash beginning of year	-	-	-	-	-	-	56,787
Cash end of year	$4,197	$2,412	$1,714	$3,662	$3,288	$5,789	$114,534
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-	$97,425
Non-cash Financing Activities:
Capital Contribution of certain amounts due to manager							$27,150

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

RSE Collection, LLC (the “Company,” “RSE Collection,” “we,” “us,” or “our”) is a Delaware series limited liability company formed on August 24, 2016. The Company’s core business is the identification and acquisition of collectible automobiles (“Automobile Assets” or the “Asset Class”) and the management and marketing of a collection of Automobile Assets, as selected and acquired by the Company for the benefit of investors. RSE Markets, Inc., a Delaware corporation formed on April 28, 2016 (“RSE Markets”), is the manager of the Company (the “Manager”) and also serves as the asset manager for the collection of Automobile Assets owned by the Company and each series (the “Asset Manager”). Effective on March 26, 2021 RSE Collection Manager, LLC, a single member Delaware limited liability company formed on March 16, 2021 and owned by Rally Holdings LLC, a single member Delaware limited liability company formed on October 27, 2020 (“Rally Holdings”) and a wholly owned subsidiary of RSE Markets, Inc., became the Manager of the Company, and Rally Holdings became the Asset Manager of the Company. The Company issues membership interests (the “Interests”) in a number of separate individual series (each, a “Series”) of the Company (each, an “Offering”). There will be a separate closing with respect to each Offering (each, a “Closing”). Each Series will own a unique Automobile Asset (an “Underlying Asset”) and the assets and liabilities of each Series will be separate in accordance with Delaware law. A purchaser of Interests (an “Investor”) in any Series acquires a proportional share of assets, liabilities, profits, and losses as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of an Offering related to that particular Series is a single Underlying Asset (plus any cash reserves for future Operating Expenses (as described in Note B(5)) as well as certain liabilities related to expenses pre-paid by the Asset Manager. Any individuals, dealers or auction company which owns an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential Offering or the Closing of an Offering from which proceeds are used to acquire the Underlying Asset are referred to as “Asset Sellers.” “Current Period” refers to the time period between January 1, 2020 and December 31, 2020. “Prior Period” refers to the time period between January 1, 2019 and December 31, 2019. The Manager has assembled a network of advisors with experience in the Asset Class (an “Advisory Board”) to assist the Manager in identifying, acquiring and managing Underlying Assets, as well as other aspects of the Platform.

The Asset Manager is a technology and marketing company that operates the Rally Rd. platform (the “Platform") and manages the Company, through the Manager, and the assets owned by the Company in its roles as the Asset Manager of each Series. The Asset Manager is the owner of the Manager.

All voting rights, except as specified in the Operating Agreement or required by law, remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required for the appropriate upkeep of each Underlying Asset, determining how to best commercialize the applicable Underlying Assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the operating agreement of the Company.

OPERATING AGREEMENT

General:

In accordance with the operating agreement each Investor in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.

Operating Expenses:

After the Closing of an Offering, each Series is responsible for its own Operating Expenses (as described in Note B(5)). Prior to the Closing, Operating Expenses are borne by the Manager or the Asset Manager and not reimbursed by the economic members of a particular Series. Should post-Closing Operating Expenses exceed revenues or cash reserves, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series and be entitled to reimbursement of such amount from future revenues generated by the Series (the “Operating Expenses Reimbursement Obligation(s)”), on which the Manager or the Asset Manager may impose a rate of interest, and/or (c) cause additional Interests to be issued in order to cover such additional amounts, which Interests may be issued to existing or new Investors, and may include the Manager or its affiliates or the Asset Manager.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Fees:

Sourcing Fee: The Manager expects to receive a fee, as determined by the Manager, at the Closing of each successful Offering for its services of sourcing the Underlying Assets (the “Sourcing Fee”), which may be waived by the Manager in its sole discretion.

Brokerage Fee:  For all Series, except in the case of Series #77LE1, the broker of record (the “BOR”) received a fee (the “Brokerage Fee”) of 0.75% of the cash from Offering for facilitating the sale of securities for Offerings qualified as of March 6, 2019. In the instance of #77LE1 and all Series qualified after March 6, 2019 the Brokerage Fee is equal to 1.0% of the gross proceeds of each Offering.

Custody Fee: In respect to current Offerings, the custodian of Interests (the “Custodian”), holding custody of the securities upon issuance, will receive a fee of 0.75% on Interests sold in an Offering (the “Custody Fee”). In the case of the offerings for the Series #77LE1, Series #69BM1, Series #85FT1, Series #88LJ1 and Series #55PS1, no custody agreement was yet in place and as such, no Custody Fee was paid. Should a Custody Fee become applicable for the Interests in these Series in future, the Manager will pay and not be reimbursed for such Custody Fee. For all other current offerings, the Custody Fee is paid from the proceeds of each offering.

Free Cash Flow Distributions:

At the discretion of the Manager, a Series may make distributions of Free Cash Flow (as described in Note F) to both the holders of economic Interests in the form of a dividend and the Manager in the form of a Management Fee (as described in Note F).

In the case that Free Cash Flow (as described in Note F) is available and such distributions are made, at the sole discretion of the Manager, the Investors will receive no less than 50% of Free Cash Flow and the Manager will receive up to 50% of Free Cash Flow in the form of a Management Fee (as described in Note F) for management of the applicable Underlying Asset. The Management Fee is accounted for as an expense to the relevant Series rather than a distribution from Free Cash Flow.

Other:

The Manager is responsible for covering its own expenses.

LIQUIDITY AND CAPITAL RESOURCES

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Neither the Company nor any of the Series has generated revenues or profits in the Current Period or Prior Period, except for certain Underlying Assets that were sold during the Current Period and Prior Period for gains (see Asset Disposition section in Note (A)).

On a total consolidated basis, the Company generated the following: Income / (Loss), Net Working Capital, and Accumulated Deficits. Additionally, each listed Series for which an Underlying Asset was owned as of the end of the Current Period and the end of the Prior Period has incurred net losses since their respective dates of acquisition and have an accumulated deficit at the end of the Current Period and at the end of the Prior Period.

Period	Income / (Loss)	Net Working Capital	Accumulated Deficit
2019	($174,602)	($1,188,530)	($316,397)
2020	($178,560)	($294,671)	($558,167)

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

All of the liabilities on the balance sheet as of the end of the Current Period are obligations to third-parties or the Manager. All of these liabilities, other than ones for which the Manager does not seek reimbursement, will be covered through the proceeds of future Offerings for the various Series of Interests. If the Company does not continue to obtain financing from the Manager, it will be unable to repay these obligations as they come due, including the obligations of each listed Series.  These factors raise substantial doubt about the Company’s and each listed Series’ ability to continue as a going concern for the twelve months following the date of this filing.

No revenue models have been developed at the Company or Series level and we do not expect either the Company or any of its Series to generate any revenues for some time. Each Series will continue to incur Operating Expenses (as described in Note B(5)) including, but not limited to storage, insurance, transportation and maintenance expenses, on an ongoing basis.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

At the end of the Current Period and end of the Prior Period, the Company and the Series for which Closings had occurred, had the following cash balances:

Cash Balance
Applicable Series	12/31/2020	12/31/2019
#77LE1	$2,780	$2,780
#69BM1	4,149	4,149
#55PS1	2,214	2,214
#95BL1	1,000	1,000
#89PS1	1,271	1,271
#90FM1	485	485
#83FB1	2,485	2,485
#98DV1	2,500	2,500
#06FS1	-	9,152
#93XJ1	1,485	1,485
#02AX1	1,985	1,985
#99LE1	1,985	1,985
#91MV1	984	984
#92LD1	1,853	1,853
#94DV1	1,984	1,984
#00FM1	-	3,760
#72MC1	4,989	4,989
#06FG1	2,500	2,500
#11BM1	2,000	2,000
#80LC1	3,504	3,504
#02BZ1	3,000	3,000
#88BM1	2,000	2,000
#63CC1	1,999	1,999
#76PT1	1,999	1,999
#75RA1	2,649	2,649
#65AG1	3,700	3,700
#93FS1	3,050	3,050
#90MM1	1,799	1,799
#61JE1	2,898	2,898
#88PT1	4,148	4,439
#65FM1	2,300	2,300
#94LD1	4,550	4,550
#99SS1	3,064	3,064
#94FS1	2,962	2,962
#61MG1	4,197	4,197
#92CC1	2,412	2,412
#89FT1	1,714	1,714
#80PN1	3,662	3,662
#89FG2	3,288	3,288
#88LL1	5,489	5,789
#03SS1	23,641	-
Total Series Cash Balance	$124,672	$114,536
RSE Collection	8,815	-
Total Cash Balance	$133,487	$114,536

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

The cash on the books of the Company is reserved for funding future pre-Closing Operating Expenses (as described in Note B(5)) or Acquisition Expenses (as described in Note B(6)), as the case may be. The cash on the books of each Series is reserved for funding of post-Closing Operating Expenses; During the Current Period, the Manager has paid for certain but not all Operating Expenses related to Series that have closed Offerings and has elected not to be reimbursed. These payments made by the Manager are accounted for as capital contributions and are further described in Note B(5).

From inception, the Company and the Series have financed their business activities through capital contributions from the Manager or its affiliates to the individual Series. Until such time as the Series have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future Offerings may be used to create reserves for future Operating Expenses (as described in Note B(5)) for individual Series, as has been the case for the majority of the Series for which Closings have occurred, listed in the table above, at the sole discretion of the Manager. If the Manager does not continue to fund future Operating Expenses of the Company and the Series, the Company’s ability to continue future operations may be limited. There is no assurance that financing from the Manager will remain available or that the Manager will provide the Company or any Series with sufficient capital to meet its objectives.

INITIAL OFFERINGS

All Series, for which a closing had occurred as of the date of the financial statements, had commenced operations, were capitalized and had assets. Additionally, various Series have liabilities. The table outlined in Note B(7) outlines all Offerings for which a Closing has occurred during the Current Period and Prior Period.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

ASSET DISPOSITIONS

During the Current Period and Prior Period, the Company received purchase offers for the Underlying Assets listed in the table below. Per the terms of the Company’s Operating Agreement, the Company, together with the Company’s Advisory Board has evaluated the offers and has determined that it is in the interest of the Investors to sell the Underlying Asset. In certain instances the Company may decide to sell an Underlying Asset, that is on the books of the Company, but no Offering has occurred. Therefore the Underlying Asset has not but not yet been transferred to the applicable Series. In these instances, the anticipated Offering for the Series related to such Underlying Asset is cancelled and no securities are sold.

Series	Underlying Asset	Date of Sale Agreement	Proceeds from Sale	Initial Purchase Price	Carrying Value	Gain on Sale / (Loss)	Balance Sheet at time of Sale	Corporate Level Taxes on Gain on Sale	Total Initial Offering Price / Per Interest	Total Distribution to Investors / Per Interests
#00FM1	2000 Ford Mustang Cobra R	04/15/2019	$60,000	$43,000	$45,276	$14,438	$2,286	$2,711	$49,500 / $24.75	$58,240 / $29.12
2003 Porsche 911 GT2 (1)		4/17/2019	$110,000	$137,000	$137,150	($27,150)
#06FS1 (2)	2006 Ferrari F430 Spider "Manual"	5/10/2019	$227,500	$192,500	$192,786	$34,714	$2,485	$6,746	$199,000 / $39.80	$ 230,000 / $46.00
1990 Mercedes 190E 2.5-16 Evo II (1)		1/31/2020	$235,000	$251,992	$262,766	($27,766)
1972 Ferrari 365 GTC/4 (1)		9/10/2020	$200,000	$275,000	$275,987	$0 (3)
#03SS1 (2)	2003 Saleen S7	9/27/2020	$420,000	$330,000	$332,750	$87,250	$5,550	$18,373	$375,000 / $125.00	$420,000 / $140.00

Note: Total Distribution to Interest Holders includes cash on balance sheet of Series and is net of corporate level taxes on gain on sale.

(1)At the time of the sale the Underlying Asset was still owned by the Company not by any Series.

(2)The Manager made an additional capital contribution to the Series to cover corporate level taxes on the gain on sale.

(3)An impairment was booked for this asset in 2020 for $75,987.

Upon disposition, the Series will be dissolved upon payment of their current corporate tax liabilities and any sales tax remittance.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The consolidated financial statements include the accounts of the Company and the accounts of Series #77LE1. Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s offering circular (as amended), and thus separate financial statements for Series #77LE1 are not presented.

All other Offerings that had closed as of the date of the financial statements were issued under Tier 2 of Regulation A+ and qualified under the Company’s Offering Circular (as amended). Separate financial statements are presented for each such Series.

2.Use of Estimates:

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near-term due to one or more future confirming events.  Accordingly, the actual results could differ significantly from our estimates.

3.Cash and Cash Equivalents:

The Company considers all short-term investments with an original maturity of three months or less when purchased, or otherwise acquired, to be cash equivalents.

4.Offering Expenses:

Offering expenses (the “Offering Expenses”) related to the Offering for a specific Series consist of underwriting, legal, accounting, escrow, compliance, filing and other expenses incurred through the balance sheet date that are directly related to a proposed Offering and will generally be charged to members' equity upon the completion of the proposed Offering. Expenses that are incurred prior to the Closing of an Offering for such Series, that are funded by the Manager and will generally be reimbursed through the proceeds of the Offering related to the Series. However, the Manager has agreed to pay and not be reimbursed for Offering Expenses incurred with respect to the Offerings for all Series that have had a Closing as of the date of the financial statements and potentially other future Offerings.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

5.Operating Expenses:

Operating Expenses (as described below) related to a particular Underlying Asset include storage, insurance, transportation (other than the initial transportation from the Underlying Asset’s location to the Manager’s storage facility prior to the Offering, which is treated as an Acquisition Expense (as described in Note B(6)), maintenance, professional fees such as annual audit and legal expenses and other Underlying Asset specific expenses as detailed in the Manager’s allocation policy, together the “Operating Expenses”.  We distinguish between pre-Closing and post-Closing Operating Expenses. Operating Expenses are expensed as incurred.

Except as disclosed with respect to any future Offering, expenses of this nature that are incurred prior to the Closing of an Offering of Series of Interests, are funded by the Manager and are not reimbursed by the Company, the Series or economic members. Expenses in this case are treated as capital contributions from the Manager to the Company and are summarized in the table below.

Period	Pre-Closing Operating Expense Capital Contributions	Post-Closing Operating Expense Capital Contributions
2019	$49,429	$130,194
2020	$125,988	$142,690

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

During the Current Period and Prior Period, the Company incurred pre-Closing Operating Expenses and the following Series had closed Offerings and incurred post-Closing Operating Expenses per the table as follows:

Operating Expenses
Applicable Series	2020	2019
#77LE1	$3,145	$4,300
#69BM1	3,222	4,471
#85FT1	3,338	5,806
#88LJ1	3,274	6,352
#55PS1	3,851	5,763
#95BL1	3,224	4,421
#89PS1	3,326	4,358
#90FM1	3,028	4,032
#83FB1	3,664	5,264
#98DV1	3,241	4,457
#06FS1	-	1,266
#93XJ1	2,095	2,904
#02AX1	3,200	3,876
#99LE1	3,124	4,235
#91MV1	3,066	4,120
#92LD1	3,298	5,237
#94DV1	3,104	4,281
#00FM1	-	1,057
#72MC1	3,231	4,284
#06FG1	3,617	4,964
#11BM1	3,156	3,557
#80LC1	4,259	4,217
#02BZ1	3,370	4,714
#88BM1	3,268	3,821
#63CC1	3,235	3,657
#76PT1	3,353	3,669
#75RA1	3,151	3,413
#65AG1	3,335	3,385
#93FS1	3,270	1,530
#90MM1	2,898	1,183
#61JE1	3,484	3,048
#88PT1	3,122	1,322
#65FM1	3,146	2,697
#94LD1	4,131	2,597
#99SS1	3,248	1,612
#94FS1	3,266	870
#61MG1	3,643	1,676
#92CC1	3,086	643
#89FT1	3,340	1,922
#80PN1	3,089	487
#89FG2	3,237	461
#88LL1	3,544	1,378
#03SS1	399	-
RSE Collection	11,444	49,429
Total Operating Expenses	$143,519	$186,736

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

6.Capital Assets:

Underlying Assets are recorded at cost. The cost of the Underlying Assets includes the purchase price, including any deposits for the Underlying Asset funded by the Manager and “Acquisition Expenses,” which include transportation of the Underlying Asset to the Manager’s storage facility, pre-purchase inspection, pre-Offering refurbishment, and other costs detailed in the Manager’s allocation policy.

The Company treats Underlying Assets as collectible and therefore the Company will not depreciate or amortize the Underlying Assets going forward. The Underlying Assets are considered long-lived assets and will be subject to an annual test for impairment. These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. The following Series recorded an impairment charge in the Current Period and Prior Period.

Period	Series	Impairment of asset
2019	-	-
2020	#72FG2	($75,987)

The Underlying Assets are initially purchased by the Company, either prior to launching an Offering or through the exercising of a purchase option simultaneous with the Closing of an Offering for a particular Series. At Closing of an Offering for a Series of Interests the Underlying Assets, including capitalized Acquisition Expenses, are then transferred to the Series. Underlying Assets are transferred at cost and the Company receives cash from the Series from the proceeds of the Offering. The Company uses the proceeds of the transfer to pay off any debt or amounts owed under purchase options and Acquisition Expenses. Acquisition Expenses related to a particular Series, that are incurred prior to the Closing of an Offering, are initially funded by the Manager, but will be reimbursed with the proceeds from an Offering related to such Series, to the extent described in the applicable Offering document. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the Closing, but incurred after the Closing of an Offering, in which case, additional cash from the proceeds of the Offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the Closing of the Offering. Acquisition Expenses are capitalized into the cost of the Underlying Asset as per the table below. Should a proposed Offering prove to be unsuccessful, the Company will not reimburse the Manager and these expenses will be accounted for as capital contributions, and the Acquisition Expenses will be expensed. The Series uses the remaining cash to repay any accrued interest on loans or marketing expenses related to the preparation of the marketing materials for a particular Offering, by distributing the applicable amount to the Company, accounted for as “Distribution to RSE Collection” on the balance sheet. Furthermore, the Series distributes the appropriate amounts for Brokerage Fee, the Custody Fee and, if applicable, the Sourcing Fee using cash from the Offering.

The Company, through non-interest-bearing payments from the Manager or loans from officers of the Manager and third-parties have acquired numerous Underlying Assets since the beginning of the Prior Period. The following table presents all costs capitalized on the acquisition of Underlying Assets during the Current Period and Prior Period.

Please note the following table excludes purchase price and capitalized acquisitions costs related to Underlying Assets sold:

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Capitalized Costs
Applicable Series		Purchase Price / Down payment	Acquisition Expense	Total

#77LE1	(1,3)	$69,400	$787	$70,187
#69BM1	(1)	102,395	3,871	106,266
#85FT1	(1)	172,500	3,326	175,826
#88LJ1	(1)	127,176	5,206	132,382
#55PS1	(1)	405,000	3,386	408,386
#93XJ1	(1)	460,000	28,586	488,586
#83FB1	(1)	330,000	2,806	332,806
#89PS1	(1)	160,000	-	160,000
#90FM1	(1)	14,500	286	14,786
#95BL1	(1)	112,500	2,041	114,541
#98DV1	(1)	120,000	2,544	122,544
#02AX1	(1)	100,000	1,786	101,786
#99LE1	(1)	62,100	2,171	64,271
#91MV1	(1)	33,950	1,487	35,437
#94DV1	(1)	52,500	287	52,787
#92LD1	(1)	146,181	11,721	157,902
#72MC1	(1)	115,000	562	115,562
#06FG1	(1)	309,000	286	309,286
#11BM1	(1)	78,500	1,286	79,786
#80LC1	(1)	610,000	2,439	612,439
#02BZ1	(1)	185,000	1,301	186,301
#88BM1	(1)	135,000	1,465	136,465
#63CC1	(1)	120,000	286	120,286
#76PT1	(1)	179,065	3,737	182,802
#75RA1	(1)	75,000	903	75,903
#65AG1	(1)	170,000	286	170,286
#93FS1	(1)	130,000	1,136	131,136
#90MM1	(1)	22,000	1,187	23,187
#61JE1	(1)	235,000	388	235,388
#88PT1	(1)	61,875	1,196	63,071
#65FM1	(1)	75,000	997	75,997
#94LD1	(1)	570,000	2,236	572,236
#99SS1	(1)	126,575	2,652	129,227
#94FS1	(1)	135,399	3,083	138,482
#61MG1	(1)	325,000	590	325,590
#92CC1	(1)	45,000	1,188	46,188
#89FT1	(1)	172,500	2,636	175,136
#80PN1	(1)	45,750	1,638	47,388
#89FG2	(1)	118,500	1,062	119,562
#88LL1	(1)	275,000	2,811	277,811
#87FF1	(2)	11,000	-	11,000
#82AV1	(2)	285,000	1,364	286,364
#86FT1	(2)	-	529	529
#95FF1	(2)	105,000	3,488	108,488
Total		$7,183,365	$111,025	$7,294,391
Underlying Assets owned at December 31, 2020 and previous periods was as follow:
Underlying assets acquired during year ended 2016, net of sales of assets		298,971	2,650	301,621
Underlying assets acquired during year ended 2017, net of sales of assets		202,500	24,040	226,540
Underlying assets acquired during year ended 2018, net of sales of assets		4,932,013	48,105	4,980,119
Underlying assets acquired during year ended 2019, net of sales of assets		2,606,874	47,399	2,654,273
Underlying assets acquired during year ended 2020, net of sales of assets		(856,992)	(11,169)	(868,161)
Grand Total		$7,183,365	$111,026	$7,294,391

(1)Offering for Series Interests closed at the end of the Current Period and Underlying Asset owned by applicable Series.

(2)At the end of the Current Period owned by the Company and not by any Series. To be owned by the applicable Series as of the Closing of the applicable Offering.

(3)Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

7.Members’ Equity:

Members’ equity for the Company and any Series consists of Membership Contributions, Capital Contributions, Distributions and Retained Earnings/(Accumulated Deficit).

Membership Contributions are made to a Series from a successful Closing of an Offering and are calculated by taking the amount of membership Interests sold in an Offering, net of Brokerage Fee, Custody Fee and Sourcing Fee as shown in the table below. In the case of a particular Offering, the Brokerage Fee, the Custody Fee and Sourcing Fee (which may be waived by the Manager) related to the Offering are paid from the proceeds of the successfully closed Offering. These expenses will not be incurred by the Company, the applicable Series or the Manager, if an Offering does not close as of the end of the Current Period.

Capital Contributions are made by the Manager to cover Operating Expenses for which the Manager has elected not to be reimbursed. In addition, in the case of a Closing for which a deficiency of offering proceeds over the required cash outlays exists, the Manager will make an additional capital contribution to the Series to cover any such deficiencies, which is represented as a “Capital Contribution for loss at Offering close”.

Membership Contributions for each Offering that closed are as follows and excluding Series for which assets were sold:

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Membership Contribution and Uses at Closing as of the end of the Current Period
Applicable Series	Closing Date	Membership Interests	Brokerage Fee	Sourcing Fee	Custody Fee	Distributions	Total
#77LE1	4/13/2017	$77,700	$1,049	$3,443	$-	$-	$73,208
#69BM1	2/7/2018	115,000	778	2,986	-	-	111,236
#85FT1	2/16/2018	165,000	1,117	-	-	-	163,883
#88LJ1	4/12/2018	135,000	914	578	-	-	133,508
#55PS1	6/6/2018	425,000	2,869	-	-	-	422,131
#93XJ1	11/6/2018	495,000	3,487	-	3,713	-	487,801
#83FB1	9/5/2018	350,000	2,522	9,162	2,625	-	335,691
#89PS1	7/31/2018	165,000	470	1,771	1,238	-	161,521
#90FM1	7/31/2018	16,500	90	464	500	-	15,446
#95BL1	7/12/2018	118,500	870	-	889	-	116,742
#98DV1	10/11/2018	130,000	954	2,314	975	-	125,757
#06FS1	10/19/2018	199,000	1,463	774	1,493	195,271	-
#02AX1	11/30/2018	108,000	793	1,944	810	-	104,452
#99LE1	12/4/2018	69,500	510	1,770	521	-	66,699
#91MV1	12/7/2018	38,000	279	600	500	-	36,621
#94DV1	12/26/2018	57,500	388	1,841	500	-	54,771
#92LD1	12/26/2018	165,000	1,114	2,219	1,238	-	160,430
#00FM1	1/4/2019	49,500	364	862	500	47,774	-
#72MC1	1/4/2019	124,500	542	2,474	934	-	120,551
#06FG1	1/8/2019	320,000	2,316	3,198	2,400	-	312,086
#11BM1	1/25/2019	84,000	567	517	630	-	82,286
#80LC1	2/11/2019	635,000	4,305	9,216	4,763	-	616,716
#02BZ1	2/11/2019	195,000	1,316	2,620	1,463	-	189,601
#88BM1	2/25/2019	141,000	952	226	1,058	-	138,765
#63CC1	3/18/2019	126,000	916	1,553	945	-	122,586
#76PT1	3/22/2019	189,900	1,382	1,793	1,424	-	185,301
#75RA1	4/9/2019	84,000	586	3,732	630	-	79,052
#65AG1	4/16/2019	178,500	1,272	1,903	1,339	-	173,986
#93FS1	4/22/2019	137,500	1,011	1,272	1,031	-	134,186
#90MM1	4/26/2019	26,600	196	918	500	-	24,986
#61JE1	4/26/2019	246,000	1,661	3,858	1,845	-	238,636
#88PT1	7/23/2019	66,000	495	-	500	-	65,005
#65FM1	7/23/2019	82,500	619	1,966	619	-	79,297
#94LD1	8/19/2019	597,500	4,481	11,251	4,481	-	577,286
#99SS1	9/12/2019	137,500	1,375	1,815	1,031	-	133,279
#94FS1	9/18/2019	145,000	1,450	669	1,088	-	141,794
#61MG1	9/30/2019	340,000	2,550	4,613	2,550	-	330,287
#92CC1	10/2/2019	52,500	525	2,875	500	-	48,600
#89FT1	10/11/2019	180,000	1,800	-	1,350	-	176,850
#80PN1	11/6/2019	48,000	480	-	500	-	47,020
#89FG2	11/14/2019	127,500	1,275	1,719	956	-	123,550
#88LL1	12/9/2019	292,000	2,920	3,115	2,190	-	283,775
#03SS1	9/22/2020	375,000	3,750	29,638	2,813	338,800	-
Total		$7,810,700	$58,771	$121,668	$53,038	$581,845	$6,995,378

Note: represents Membership Contributions net of Brokerage Fee, Sourcing Fee and Custody Fee at closing of offering for respective Series.

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

8.Income taxes:

Each existing Series has elected and qualified, and the Company intends that each future Series will elect and qualify, to be taxed as a corporation under the Internal Revenue Code of 1986.  Each separate Series intends to be accounted for as described in ASC Topic 740, "Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. There were no uncertain tax positions as of the end of the Current Period.

The Company and the Manager of the Company intend to be taxed as a “partnership” or a “disregarded entity” for federal income tax purposes and will not make any election or take any action that could cause it to be separately treated as an association taxable as a corporation under Subchapter C of the Code.

9.Earnings (loss) / income per membership Interest:

Upon completion of an Offering, each Series intends to comply with the accounting and disclosure requirements of ASC Topic 260, "Earnings per Share." For each Series, earnings (loss) / income per membership interest (“EPMI”) will be computed by dividing net (loss) / income for a particular Series by the weighted average number of outstanding membership Interests in that particular Series during the period.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE C - RELATED PARTY TRANSACTIONS

Series Members

The managing member of the Company is the Manager. The Company will admit additional members to each of its Series through the Offerings of membership Interests in each Series. By purchasing an Interest in a Series of Interests, the Investor is admitted as a member of the Series and will be bound by the Company's Operating Agreement. Under the Operating Agreement, each Investor grants a power of attorney to the Manager. The Operating Agreement provides the Manager with the ability to appoint officers and Advisory Board members.

Officer and Affiliate Loans

From time to time, individual officers and affiliates of the Manager may make loans to the Company to facilitate the purchase of Underlying Assets prior to the Closing of a Series’ Offering.  It is anticipated that each of the loans and related interest will be paid by the Company through proceeds of the Offering associated with a Series. Once the Series repays the Company and other parties, such as the Manager, the BOR and the Custodian and their respective affiliates, from the proceeds of a closed Offering, the Underlying Asset would then be transferred to the related Series and it is anticipated that no Series will bear the economic effects of any loan made to purchase another Underlying Asset.

From time to time the Asset Manager, affiliates of the Manager or third-parties may make non-interest-bearing payments or loans to the Company to acquire an Underlying Asset prior to the Closing of an Offering for the respective Series. In such cases, the respective Series would repay any such non-interest-bearing payments or loans plus accrued interest, as the case may be, used to acquire its respective Underlying Asset with proceeds generated from the Closing of the Offering for Interests of such Series. No Series will have any obligation to repay a loan incurred by the Company to purchase an Underlying Asset for another Series.

As of the end of the Current Period and Prior Period, amounts outstanding due to Manager and affiliates are shown as below:

Period	Due to the Manager and its Affiliates
2019	$1,280,433
2020	$408,509

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE D -DEBT

On April 30, 2019, RSE Markets and the Company, including an affiliate of RSE Markets, entered into a $1.5 million revolving line of credit (the, “LoC”) with Silicon Valley Bank. The LoC allowed RSE Markets to draw up to 80% of the value of an Underlying Asset for any asset held on the books of the Company for less than 180 days. Interest on any amounts outstanding under the LoC accrued at a floating per annum rate equal to the greater of (i) 0.50% above the Prime Rate (defined as the rate published in the money rates section of The Wall Street Journal) or (ii) 6.0%. Interest expense was paid monthly by RSE Markets. The Company was also jointly and severably liable for any amounts outstanding under this LoC. On December 20, 2019, RSE Markets and the Company cancelled the LoC and RSE Markets repaid all outstanding amounts totaling $220,000 in outstanding principal under the LoC as well as accrued interest of $1,100.

Simultaneous with the cancellation of the LoC, RSE Markets and the Company, including an affiliate of RSE Markets, entered into a $2.25 million demand note (the “DN”) with Upper90 Fund, LP. The DN allowed RSE Markets to draw up to 100% of the value of the Underlying Assets for any asset held on the books of the Company. Interest on any amounts outstanding under the DN accrued at a fixed per annum rate of 15%. The Company was also jointly and severably liable for any amounts outstanding under this DN.

On November 24, 2020 RSE Markets, Rally Holdings and the Company replaced the DN with a $10.0 million credit facility (the “CF”) with Upper90 Capital Management, LP. While amounts borrowed under the CF can be used to make purchases of Automobile Assets to become Underlying Assets, neither the Company nor any Series is a borrower under the CF, neither is responsible for repayment of any amounts outstanding, and both are no longer jointly and severably liable under the CF.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE E - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY

Overview of Revenues

No revenue models have been developed at the Company or Series level and we do not expect either the Company or any of its Series to generate any revenues for some time.

Overview of Costs and Expenses

The Company distinguishes costs and expenses between those related to the purchase of a particular Underlying Asset and Operating Expenses related to the management of such an Underlying Asset.

Fees and expenses related to the purchase of an Underlying Asset include Offering Expenses, Acquisition Expenses, Brokerage Fee, Custody Fee and Sourcing Fee.

Within Operating Expenses, the Company distinguishes between Operating Expenses incurred prior to the Closing of an Offering and those incurred after the Closing of an Offering. Although these pre- and post- Closing Operating Expenses are similar in nature and consist of expenses such as storage, insurance, transportation, marketing and maintenance and professional fees such as ongoing bookkeeping, legal and accounting expenses associated with a Series, pre-Closing Operating Expenses are borne by the Manager and are not expected to be reimbursed by the Company or the economic members. Post-Closing Operating Expenses are the responsibility of each Series of Interest and may be financed through (i) revenues generated by the Series or cash reserves at the Series or (ii) contributions made by the Manager, for which the Manager does not seek reimbursement or (iii) loans by the Manager, for which the Manager may charge a rate of interest or (iv) issuance of additional Interest in a Series (at the discretion of the Manager).

Allocation Methodology

Allocation of revenues and expenses and costs will be made amongst the various Series in accordance with the Manager's allocation policy. The Manager's allocation policy requires items that are related to a specific Series to be charged to that specific Series. Items not related to a specific Series will be allocated pro rata based upon the value of the Underlying Assets or the number of Underlying Assets, as stated in the Manager’s allocation policy and as determined by the Manager. The Manager may amend its allocation policy at its sole discretion from time to time.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE E - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY (CONTINUED)

Allocation Methodology or Description by Category

•Revenue: No revenue models have been developed at the Company or Series level and we do not expect either the Company or any of its Series to generate any revenues for some time.

•Offering Expenses: Offering Expenses, other than those related to the overall business of the Manager (as described in Note B(4)) are funded by the Manager and generally reimbursed through the Series proceeds upon the Closing of an Offering. Offering Expenses are charged to a specific Series.

•Acquisition Expenses: Acquisition Expenses (as described in Note B(6)), are typically funded by the Manager, and reimbursed from the Series proceeds upon the Closing of an Offering. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the Closing, but incurred after the Closing of an Offering, for example transportation fees, in which case, additional cash from the proceeds of the Offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the Closing of the Offering. Acquisition Expenses incurred are specific to and are capitalized into the cost of the Underlying Asset on the balance sheet of the Company and subsequently transferred to the Series upon Closing of the Offering for the Series Interests.

•Sourcing Fee / Losses: The Sourcing Fee is paid to the Manager from the Series proceeds upon the Closing of an Offering (as described in Note B(7)) and is charged to the specific Series. Losses incurred related to closed Offerings, due to shortfalls between proceeds from closed Offerings and costs incurred in relation to these Offerings are charged to the specific Series but are reimbursed by the Manager and accounted for as capital contributions to the Series (as described in Note B(6)).

•Brokerage Fee: The Brokerage Fee is paid to the BOR from the Series proceeds upon the Closing of an Offering (as described in Note B(7)) and is charged to the specific Series.

•Custody Fee: The Custody Fee is paid to the Custodian from the Series proceeds upon the Closing of an Offering (as described in Note B(7)) and is charged to the specific Series. For the offerings for Series #77LE1, Series #69BM1, Series #85FT1, Series #88LJ1 and Series #55PS1, no custody agreement was in place prior to the close of the offerings, and as such, no Custody Fee was due at the time of closing. Should a Custody Fee become applicable for these offerings at a later date, the costs will be borne by the Manager and the Manager will not be reimbursed. For all subsequent offerings, the Custody Fee will be paid for from the proceeds of the offering.

•Operating Expenses: Operating Expenses (as described in Note B(5)), including storage, insurance, maintenance costs, and other Series related Operating Expenses, are expensed as incurred:

oPre-Closing Operating Expenses are borne by the Manager and accounted for as capital contributions from the Manager to the Company and are not reimbursed.

oPost-Closing Operating Expenses are the responsibility of each individual Series.

oIf not directly charged to the Company or a Series, Operating Expenses are allocated as follows:

▪Insurance: based on the premium rate allocated by value of the Underlying Assets

▪Storage: based on the number of Underlying Assets in storage

▪Professional Fees: flat monthly expense per Series, for Series that have not had a closing allocated to the Company

▪Transportation: based on the number of Underlying Assets transported

▪Marketing: based on the number of Underlying Assets marketed

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE F - FREE CASH FLOW DISTRIBUTIONS AND MANAGEMENT FEES

Any available Free Cash Flow (as described below) of a Series of Interests shall be applied in the following order of priority, at the discretion of the Manager:

i)Repayment of any amounts outstanding under Operating Expenses Reimbursement Obligations.

ii)Thereafter, reserves may be created to meet future Operating Expenses for a particular Series.

iii)Thereafter, at least 50% of Free Cash Flow (as described below, net of corporate income taxes applicable to such Series of Interests) may be distributed as dividends to Investors of a particular Series.

iv)The Manager may receive up to 50% of Free Cash Flow in the form of a Management Fee (the “Management Fee”), which is accounted for as an expense to the statement of operations of a particular Series.

“Free Cash Flow” is defined as net income (as determined under GAAP) generated by any Series of Interests plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the relevant Series.

As of the end of the Current Period and Prior Period, no distributions of Free Cash Flow or Management fees were paid by the Company or in respect of any Series.

NOTE G - INCOME TAX

Each individual Series has elected to be treated as a corporation for tax purposes. The Company and the Manager have elected to be treated as partnerships.

No provision for income taxes for the Current Period and Prior Period have been recorded for any individual Series as all individual Series incurred net losses, except as disclosed below for the Series that were sold. Each individual Series records a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets primarily resulting from net operating losses will not be realized.  The Company’s net deferred tax assets are fully offset by a valuation allowance (other than for the Series designated in the table below), and therefore, no tax benefit applicable to the loss for each individual Series for the Current Period and the Prior Period have been recognized. Losses incurred after January 1, 2019 do not expire for federal income tax purposes.

The Series designated in the table below have sold their primary operating asset during the Current Period and Prior Period. As a result, the Company has recorded a provision for income taxes using an effective tax rate as shown below:

Provision for income taxes
	Current Period	Prior Period
Series	#03SS1	#06FS1	#00FM1
Income before provision for income taxes, gross	86,851	33,448	13,381
Reversal of valuation allowance	-	(2,145)	(1,057)
Taxed at federal and statutory rates	21%	21%	21%
Provision for income taxes	$ 18,373	$ 6,746	$ 2,711

Reconciliation of the benefit for income taxes from continuing operations recorded in the consolidated statements of operations with the amounts computed at the statutory federal tax rates is shown below. The Company has elected to be treated as a partnership; thus, for the Current Period and Prior Period the only tax effected components of deferred tax assets and deferred tax liabilities related to closed Series.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE G - INCOME TAX (CONTINUED)

Federal Tax Benefit at Statutory Rate
		2020			2019
Applicable Series	Federal Tax Benefit at Statutory Rate	Change in Valuation Allowance	Benefit for Income Taxes	Federal Tax Benefit at Statutory Rate	Change in Valuation Allowance	Benefit for Income Taxes
#77LE1	$(660)	$660	$-	$(903)	$903	$-
#69BM1	(677)	677	-	(939)	939	-
#85FT1	(701)	701	-	(1,219)	1,219	-
#88LJ1	(688)	688	-	(1,334)	1,334	-
#55PS1	(809)	809	-	(1,210)	1,210	-
#95BL1	(677)	677	-	(928)	928	-
#89PS1	(698)	698	-	(915)	915	-
#90FM1	(636)	636	-	(847)	847	-
#83FB1	(770)	770	-	(1,105)	1,105	-
#98DV1	(681)	681	-	(936)	936	-
#93XJ1	(440)	440	-	(610)	610	-
#02AX1	(672)	672	-	(814)	814	-
#99LE1	(656)	656	-	(889)	889	-
#91MV1	(644)	644	-	(865)	865	-
#92LD1	(693)	693	-	(1,100)	1,100	-
#94DV1	(652)	652	-	(899)	899	-
#72MC1	(678)	678	-	(900)	900	-
#06FG1	(760)	760	-	(1,042)	1,042	-
#11BM1	(663)	663	-	(747)	747	-
#80LC1	(894)	894	-	(886)	886	-
#02BZ1	(708)	708	-	(990)	990	-
#88BM1	(686)	686	-	(803)	803	-
#63CC1	(679)	679	-	(768)	768	-
#76PT1	(704)	704	-	(770)	770	-
#75RA1	(662)	662	-	(717)	717	-
#65AG1	(700)	700	-	(711)	711	-
#93FS1	(687)	687	-	(321)	321	-
#90MM1	(609)	609	-	(248)	248	-
#61JE1	(732)	732	-	(640)	640	-
#88PT1	(656)	656	-	(277)	277	-
#65FM1	(661)	661	-	(566)	566	-
#94LD1	(867)	867	-	(545)	545	-
#99SS1	(682)	682	-	(339)	339	-
#94FS1	(686)	686	-	(183)	183	-
#61MG1	(765)	765	-	(352)	352	-
#92CC1	(648)	648	-	(135)	135	-
#89FT1	(701)	701	-	(404)	404	-
#80PN1	(649)	649	-	(102)	102	-
#89FG2	(680)	680	-	(97)	97	-
#88LL1	(744)	744	-	(289)	289	-

Total	$(27,652)	$27,652	$-	$(28,346)	$28,346	$-

Note: Series #77LE1 has not been broken out as a separate Series but is included in the table above.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE G - INCOME TAX (CONTINUED)

Tax effected components of deferred tax assets and deferred tax liabilities at the end of the Current Period and Prior Period, consisting of net operating losses, were as follows:

Federal Loss Carry-forward
		2020			2019
Applicable Series	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset
#77LE1	$(2,997)	$2,997	$-	$(2,336)	$2,336	$-
#69BM1	(2,345)	2,345	-	(1,668)	1,668	-
#85FT1	(2,797)	2,797	-	(2,096)	2,096	-
#88LJ1	(2,624)	2,624	-	(1,936)	1,936	-
#55PS1	(2,791)	2,791	-	(1,982)	1,982	-
#95BL1	(1,977)	1,977	-	(1,300)	1,300	-
#89PS1	(1,780)	1,780	-	(1,081)	1,081	-
#90FM1	(1,730)	1,730	-	(1,094)	1,094	-
#83FB1	(2,259)	2,259	-	(1,490)	1,490	-
#98DV1	(1,784)	1,784	-	(1,104)	1,104	-
#93XJ1	(1,163)	1,163	-	(723)	723	-
#02AX1	(1,570)	1,570	-	(899)	899	-
#99LE1	(1,590)	1,590	-	(934)	934	-
#91MV1	(1,547)	1,547	-	(904)	904	-
#92LD1	(1,797)	1,797	-	(1,105)	1,105	-
#94DV1	(1,567)	1,567	-	(916)	916	-
#72MC1	(1,578)	1,578	-	(900)	900	-
#06FG1	(1,802)	1,802	-	(1,042)	1,042	-
#11BM1	(1,410)	1,410	-	(747)	747	-
#80LC1	(1,780)	1,780	-	(886)	886	-
#02BZ1	(1,698)	1,698	-	(990)	990	-
#88BM1	(1,489)	1,489	-	(803)	803	-
#63CC1	(1,447)	1,447	-	(768)	768	-
#76PT1	(1,474)	1,474	-	(770)	770	-
#75RA1	(1,378)	1,378	-	(717)	717	-
#65AG1	(1,411)	1,411	-	(711)	711	-
#93FS1	(1,008)	1,008	-	(321)	321	-
#90MM1	(857)	857	-	(248)	248	-
#61JE1	(1,372)	1,372	-	(640)	640	-
#88PT1	(933)	933	-	(277)	277	-
#65FM1	(1,227)	1,227	-	(566)	566	-
#94LD1	(1,413)	1,413	-	(545)	545	-
#99SS1	(1,021)	1,021	-	(339)	339	-
#94FS1	(868)	868	-	(183)	183	-
#61MG1	(1,117)	1,117	-	(352)	352	-
#92CC1	(783)	783	-	(135)	135	-
#89FT1	(1,105)	1,105	-	(404)	404	-
#80PN1	(751)	751	-	(102)	102	-
#89FG2	(777)	777	-	(97)	97	-
#88LL1	(1,034)	1,034	-	(289)	289	-

Total	$(62,050)	$62,050	$-	$(34,398)	$34,398	$-

Note: Series #77LE1 has not been broken out as a separate Series but is included in the table above.

Based on consideration of the available evidence including historical losses a valuation allowance has been recognized to offset deferred tax assets, as management was unable to conclude that realization of deferred tax assets were more likely than not.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE H - CONTINGENCIES

COVID-19

The continuing impact and effects of the global outbreak of the coronavirus (COVID‐19) on the operation and financial performance of our business are unknown. However, the Company currently does not expect the outbreak will have a material adverse effect on our business or financial results at this time.

Government Regulation

Claims arising out of actual or alleged violations of law, including certain matters currently under investigation by the SEC, could be asserted against the Company by individuals or governmental authorities and could expose the Company or each Series to significant damages or other penalties, including revocation or suspension of the licenses necessary to conduct business and fines.

NOTE I - SUBSEQUENT EVENTS

Sale of Manager Interests in Series Subsequent to the Current Period

On January 1, 2021, RSE Markets, Inc. entered into a Series Interest Purchase Agreement with a third-party to sell certain membership interests in RSE Collection, LLC Series held by RSE Markets, Inc.

EXHIBIT INDEX

Exhibit 2.1 - Certificate of Formation (1)

Exhibit 2.2 - Fourth Amended and Restated Operating Agreement (9)

Exhibit 2.3 – Certificate of Formation for RSE Collection Manager, LLC (9)

Exhibit 2.4 – Operating Agreement for RSE Collection Manager, LLC (9)

Exhibit 3.1 – Amended and Restated Standard Form of Series Designation (9)

Exhibit 4.1 – Amended and Restated Standard Form of Subscription Agreement (9)

Exhibit 6.1 – Amended and Restated Standard Form of Asset Management Agreement (9)

Exhibit 6.2 - Broker of Record Agreement (5)

Exhibit 6.3 – Amended and Restated Upper90 Secured Demand Promissory Term Note (5)

Exhibit 6.4 – Upper90 Credit and Guaranty Agreement (9)

Exhibit 6.5 – Standard Form Bill of Sale (9)

Exhibit 6.6 – Standard Form Purchase Agreement (9)

Exhibit 8.1 - Amended and Restated Subscription Escrow Agreement (5)

Exhibit 8.2 - Custodian Agreement with DriveWealth, LLC

Exhibit 11.1 - Consent of EisnerAmper LLP

Exhibit 13.1 - Testing the Waters Materials for Series #69BM1 (1)

Exhibit 15.1 - Draft Offering Statement previously submitted pursuant to Rule 252(d) (2)

(1)Previously filed as an Exhibit to the Company’s Form 1-A filed with the Commission on June 30, 2017

(2)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on July 13, 2017

(3)Previously filed as an Exhibit to Amendment 13 to the Company’s Form 1-A POS filed with the Commission on February 25, 2019

(4)Previously filed as an Exhibit to Amendment 14 to the Company’s Form 1-A POS filed with the Commission on May 4, 2019

(5)Previously filed as an Exhibit to Form 1-U filed with the Commission on June 12, 2019

(6)Previously filed as an Exhibit to Amendment 15 to the Company’s Form 1-A POS filed with the Commission on July 8, 2019

(7)Previously filed as an Exhibit to Amendment 16 to the Company’s Form 1-A POS filed with the Commission on August 29, 2019

(8)Previously filed as an Exhibit to Amendment 18 to the Company’s Form 1-A POS filed with the Commission on October 11, 2019

(9)Previously filed as an Exhibit to Amendment 25 to the Company’s 1-A POS filed with the Commission on March 29, 2021

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RSE COLLECTION MANAGER, LLC

By: Rally Holdings LLC, its managing member

By: /s/ George Leimer

Name: George Leimer

Title: Chief Executive Officer

This report has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ George Leimer Name: George Leimer	Chief Executive Officer of Rally Holdings LLC (Principal Executive Officer)	May 4, 2021

/s/ Maximilian F. Niederste-Ostholt Name: Maximilian F. Niederste-Ostholt	Chief Financial Officer of Rally Holdings LLC (Principal Financial Officer)	May 4, 2021
RSE COLLECTION MANAGER, LLC By: /s/ George Leimer Name: George Leimer Title: Chief Executive Officer	Managing Member	May 4, 2021